                                                              EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

                                  by and among

                          CHURCHILL DOWNS INCORPORATED
                             a Kentucky corporation
                                    ("Buyer")

                                       and

                              KE ACQUISITION CORP.
                             a Delaware corporation
                                 ("Shareholder")



                                January 21, 1999

                            STOCK PURCHASE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS


         THIS STOCK PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made as of January 21, 1999 (the "Effective Date"), by and between Churchill Downs Incorporated, a Kentucky corporation ("Buyer"), and KE Acquisition Corp., a Delaware corporation ("Shareholder").

                             R E C I T A T I O N S:

         A. Calder Race Course, Inc., a Florida corporation ("Calder") and Tropical Park, Inc., a Florida corporation ("Tropical") (Calder and Tropical are, collectively, the "Corporations") are the owners and operators of that certain race course commonly known and referred to as "Calder Race Course" which is comprised of approximately 200 acres of real property, together with race tracks, stables, office and support facilities located thereon. The Corporations are engaged in the operation of the thoroughbred racing business and related activities conducted under the racing permits issued to Calder and Tropical, respectively (such business as now being conducted by the Corporations is referred to herein in its entirety as the "Business").

         B. Shareholder owns all of the issued and outstanding shares of the Corporations (the "Stock").

         C. In accordance with the provisions of this Agreement, Buyer desires to purchase from Shareholder, and Shareholder desires to sell to Buyer, all of the Stock together with all other right, title and interest of Shareholder in the Business as more particularly set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

                                    AGREEMENT

1.       CERTAIN BASIC DEFINITIONS.   For   purposes   of  this  Agreement,  the
         following terms shall have the following definitions:

         1.1 ASSETS means, with respect to an entity, all of the assets of such entity used in the operation of the Business.

         1.2 BASIC DUE DILIGENCE PERIOD means the time during which Shareholder has made available to Buyer information with respect to the Corporations and the Business in accordance with Section 4.1 of this Agreement through the Basic Due Diligence Termination Date.

         1.3 BASIC DUE DILIGENCE TERMINATION DATE shall have the meaning set forth in Section 3.3.3 below.

         1.4 BUSINESS shall have the meaning set forth for such term in Recital A above.

         1.5 BUSINESS DAY means any day other than a Saturday, a Sunday or state, federal or national holiday, including any day on which commercial banks in New York, New York, USA or Tokyo, Japan are authorized or obligated to close their regular banking business.

         1.6      BUYER'S  ADDRESS  means  the  address  set  forth for Buyer in
                  Section 12.

         1.7      CALDER means Calder Race Course, Inc., a Florida corporation.

         1.8 CALDER RACE COURSE means all of the Assets of the race track located in Miami-Dade County, Florida owned and operated by Calder and commonly known and referred to as Calder Race Course.

         1.9 CALDER STOCK means 667,440 shares of $.25 par value issued and outstanding common stock of Calder which is all of the Calder Stock which is issued and outstanding. There are 800,000 shares of $.25 par value common stock authorized for Calder. All authorized and issued shares of preferred stock of Calder have been redeemed by Calder and no preferred stock is currently outstanding. There are 190 shares of $1.00 par value preferred stock authorized for Calder.

         1.10 CLOSING means the closing of Escrow pursuant to SECTION 3 of this Agreement.

         1.11 CLOSING DATE means the date the Closing occurs, which date shall be on or before March 18, 1999.

         1.12 CODE means the Internal Revenue Code of 1986, as amended, and any successor law, and the regulations promulgated thereunder.

         1.13     CONSOLIDATED  GROUP   means  an  affiliated  group (under Code
                  Section 1504) that includes or included either Corporation or an affiliate or predecessor of either Corporation filing federal or state consolidated income tax returns filed for calendar years 1992 through 1998, and the period from January 1, 1999 through the Closing Date.

         1.14 DEPOSIT means the sum of One Million Dollars ($1,000,000.00) deposited with Escrow Holder (Main Escrow No. 91005032) (Accommodation Escrow No. for funds at Closing: 9901-50034) pursuant to the provisions of Section 2.2.1.

         1.15 DIVISION OF PARI-MUTUEL WAGERING means the Florida Department of Business & Professional Regulation Division of Pari-Mutuel Wagering.

         1.16 EBITDA means earnings before interest, taxes, depreciation and amortization.

         1.17 EFFECTIVE DATE means the date that this Agreement is executed and delivered by both Buyer and Shareholder to the other party. A fully executed copy of this Agreement shall be delivered on the Effective Date to Escrow Holder.

         1.18 ENVIRONMENT means soil, land surface or subsurface strata, surface waters, ground water, drinking water, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         1.19     ENVIRONMENTAL   LAW   means   any   Governmental   Regulations
                  pertaining or related to the Environment, occupational health and safety.

         1.20 ESCROW HOLDER means the Los Angeles, California office of Chicago Title Insurance Company.

         1.21 ESCROW HOLDER'S ADDRESS means 700 South Flower Street, Los Angeles, California 90017.

         1.22     EXTENDED DUE DILIGENCE  shall   refer  to  those   inspections
                  specifically described in Section 4.2 of this Agreement.

         1.23 GOVERNMENTAL REGULATIONS means any local, state, and federal laws, statutes, ordinances, rules, requirements, resolutions, orders and regulations (including, without limitation, those relating to land use, subdivision, zoning, the Environment, labor relations, Hazardous Materials, occupational health and safety, water, earthquake hazard reduction and building and fire codes) bearing on the construction, development, maintenance, use, operation, or sale of the Property, or the conduct of the Business by the Corporations.

         1.24 HSR ACT means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

         1.25 HSR NOTICE means the Antitrust Improvements Act Notification and Report Form required to be submitted for certain mergers and acquisitions pursuant to 16 C.F.R. Section 803.1(a).

         1.26     HAZARDOUS   ACTIVITY  means  the   distribution,   generation,
                  handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from the Property or Improvements or any part thereof into the Environment, and any other act, business operation or thing that is regulated by any Environmental Law.

         1.27 HAZARDOUS MATERIALS means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, any agency of the State of Florida or any agency of the United States Government. The term "Hazardous Materials" includes, without limitation, any material or substance which (a) contains petroleum or any petroleum by-products, (b) contains asbestos, (c) contains urea formaldehyde foam insulation, (d) is designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (e) is defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 (42 U.S.C. Section 6901), or (f) is defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive
                  Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 (42 U.S.C. Section 9601) or otherwise designated as a pollutant or contaminant under Environmental Laws whether released into the air, water or onto land. Each reference to a statute or law in this definition shall be deemed to include any amendments thereto, which are enacted from time to time.

         1.28     IMPROVEMENTS   means   all  buildings,  fixtures   and   other
                  improvements located on the Property.

         1.29 LICENSES means those certain governmental permits, licenses and authorizations issued to each of Calder and Tropical with respect to the thoroughbred racing operations and related activities conducted by Calder and Tropical, respectively, including without limitation the conduct of live racing and simulcasting.

         1.30 LIENS means any mortgage, lien, encumbrance, charge, pledge, security interest, option, restriction or assessment of any kind.

         1.31 LOAN means the indebtedness owed to Mortgagee and included in the Outstanding Loan Balance.

         1.32 MORTGAGE means the mortgage(s), deed(s) of trust and other security instruments encumbering the Corporations or Assets of the Corporations, including without limitation the Property, given to secure the Outstanding Loan Balance.

         1.33     MORTGAGEE means the holder of the Mortgage.

         1.34 NET WORKING CAPITAL means total current assets (including cash and cash equivalents) less total current liabilities of the Corporations.

         1.35 OTHER TAX OR OTHER TAXEs means any local income tax and any federal, state, local or foreign gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, customs duty, capital stock, franchise, real property, personal property, sales, use, transfer, registration, value added or any other government tax or charge of any kind whatsoever (other than Taxes as defined in Section 1.47, including any interest, penalty or addition thereto, whether disputed or not.

         1.36 OTHER TAX RETURN means any return, declaration, report, claim for refund or information return or statement relating to other Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         1.37     OUTSIDE DUE DILIGENCE TERMINATION DATE  shall  mean March  15,
                  1999.

         1.38 OUTSTANDING LOAN BALANCE means an amount equal to all principal, interest and other amounts owed by the Corporations and/or by Shareholder to fully repay the indebtedness more particularly described in Appendix No. 1 attached hereto.

         1.39 PERMITTED EXCEPTIONS means those exceptions to title as shown on Schedule B, Section II, of the Commitment of Title Company dated as of December 15, 1998 as revised on January 12, 1999 with respect to the Property and which are approved by Buyer pursuant to Buyer's approval of the Survey or otherwise approved by Buyer.

         1.40 PROPERTY means the real property described on Exhibit "A" attached hereto.

         1.41     PURCHASE PRICE  means  the  sum payable as provided in Section
                  2.2 below.

         1.42 RELEASE means any spilling, leaking, emitting, discharging, depositing, escaping, leeching, dumping or other releasing into the Environment, whether intentional or unintentional.

         1.43     SEC means the Securities and Exchange Commission.

         1.44     SHAREHOLDER'S  ADDRESS  means  the  address  set   forth   for
                  Shareholder in Section 12.

         1.45     STOCK means the Calder Stock and the Tropical Stock.

         1.46 SURVEY means a survey prepared in accordance with ALTA. ACSM minimum standard detail requirements and certified as provided on Exhibit C.

         1.47 TAX OR TAXES means any federal, state or foreign income, windfall profits, environmental (including taxes under Code
                  Section 59A), profits, withholding, social security, unemployment, disability, alternative or add-on minimum, estimated, or other state or federal income tax or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         1.48 TAX RETURNS means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         1.49     TITLE COMPANY means Chicago Title Insurance Company.

         1.50     TROPICAL means Tropical Park, Inc., a Florida corporation.

         1.51 TROPICAL STOCK means 195 issued and outstanding shares of no par value common stock of Tropical, which is all of the common stock which is issued and outstanding.. There are 1,000 shares of no par value common stock authorized for Tropical.

2.       SALE OF STOCK:  PURCHASE PRICE.

         2.1 PURCHASE AND SALE OF STOCK. Subject to the terms and conditions set forth in this Agreement, at the Closing, Shareholder shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase and acquire from Shareholder, 100% of the Stock, free and clear of all Liens.

         2.2 PURCHASE PRICE. The aggregate consideration for the transfer to Buyer of the Stock hereunder (the "Purchase Price") shall be Eighty Six Million Dollars ($86,000,000.00) subject to adjustment as set forth below, which Purchase Price shall be paid at Closing by (a) payment by Buyer to Shareholder of an amount which shall equal the difference between the Purchase Price and the Outstanding Loan Balance, and which amount shall be subject to adjustment upon the determination of the actual Purchase Price in accordance with the provisions set forth below (the "Net Purchase Price") by wire transfer or other immediately available funds pursuant to SECTION 2.2.2; together with (b) payment by Buyer to Escrow Holder of an amount equal to the then-current Outstanding Loan Balance
                  (which as of December 30, 1998 was $40,322,527). On the Effective Date, Buyer shall pay to Shareholder One Thousand Dollars ($1,000.00) which shall be non-refundable and shall be applied to the Purchase Price. As of the Closing, Shareholder shall cause the Mortgagee to execute and cause to be delivered and recorded a release and full reconveyance (the "Mortgage Release") with respect to the Mortgage encumbering the Property and a release of any and all other liens, security interests or collateral assignments on the assets of the Corporations which are given to secure the Loan. As of the Closing, any credit facilities and loan agreements related to the Outstanding Loan Balance, together with any and all other inter-company indebtedness owned by the Corporations in favor of any other member of the Consolidated Group (including without limitation any tax-sharing obligation which remains outstanding), shall terminate.

                  In the event that EBITDA for the Corporations as of December 31, 1998 as set forth in the 1998 Audited Financials (as defined in Section 4.2.3 below) is less than Thirteen Million Seven Hundred Thousand Dollars ($13,700,000.00) but not less than Thirteen Million Five Hundred Thousand Dollars ($13,500,000.00) the Purchase Price shall be Eighty Five Million Dollars ($85,000,000.00). In the event that EBITDA for the Corporations as of December 31, 1998 as set forth in the 1998 Audited Financials is less than Thirteen Million Five Hundred Thousand Dollars ($13,500,000.00) but not less than Thirteen Million Four Hundred Thousand Dollars ($13,400,000.00), the Purchase Price shall be Eighty Four Million Five Hundred Thousand Dollars ($84,500,000.00). In the event that EBITDA for the Corporations as of December 31, 1998 as set forth in the 1998 Audited Financials is less than Thirteen Million Four Hundred Thousand Dollars ($13,400,000.00) but not less than Thirteen Million Three Hundred Thousand ($13,300,000.00), the Purchase Price shall be

                  Eighty Four Million Dollars ($84,000,000.00). In the event that EBITDA for the Corporations as of December 31, 1998 as set forth in the 1998 Audited Financials is less than Thirteen Million Three Hundred Thousand Dollars ($13,300,000.00) this Agreement shall automatically terminate and be of no further force or effect (other than the obligations of Buyer set forth in Section 4.1 and the obligations of Buyer and Shareholder set forth in Section 29).

                  The  Purchase  Price  also will be  adjusted  to  reflect  any increase or decrease in Net Working Capital for the Corporations on the Closing Date, as compared to the average Net Working Capital as of that date for the prior two years (1998 and 1997), as such daily average Net Working Capital is calculated as set forth below (the "Average Net Working Capital"). The Corporations calculated Net Working Capital on a monthly basis in 1997 and 1998, but not a daily basis. Therefore, the evaluation of the Purchase Price, and any adjustments to the Purchase Price, shall be performed by Buyer and Shareholder in good faith, utilizing the financial reports available for the Corporations for the periods before and after the Closing Date occurs, and for the two prior years. The Average Net Working Capital shall be determined by calculating the difference between (i) the sum of Net Working Capital as of the 1998 and 1997 month-ends immediately prior to the Closing Date divided by two and (ii) the sum of Net Working Capital as of the 1998 and 1997 month-ends immediately following the Closing Date DIVIDED BY TWO, then allocating the difference on a prorata basis over the number of days in the month in which the Closing occurs. To the extent that there is a variation by more than $25,000.00 between the Net Working Capital as of the Closing Date and the daily Average Net Working Capital for that date calculated as set forth above, the Purchase Price shall be increased or decreased, dollar for dollar, by that amount. In evaluating the Net Working Capital of the Corporations, Buyer and Shareholder acknowledge and agree that both (a) the sale by the Corporations of the fee interest in the real property underlying the Calder-Pro Player Stadium Holiday Inn, as well as (b) the repayment by the Corporations of the Outstanding Loan Balance as of the Closing Date (c) capital expenditures in 1999 in accordance with the approved 1999 Capital Budget (as defined below) and (d) other non-recurring issues affecting possible extra-ordinary build up of cash or depletion of cash in the Corporations in any years, such as the repurchase in 1998 of the Preferred Stock in Calder, are intended to not affect the determination of Net Working Capital of the Corporations as of the Closing Date, but rather are to be treated as "neutral" events independent of the Net Working Capital of the Corporations.

Shareholder and Buyer agree to cause a tentative determination of the Purchase Price, adjusted as set forth above, to be prepared no later than five (5) days prior to the Closing Date, and updated and corrected as of the Closing Date, and the Purchase Price payable as of the Closing Date shall be the amount agreed in such tentative determination of the Purchase Price. In addition Shareholder and Buyer shall concurrently agree to the amount, if any, of the Purchase Price that should be withheld from distribution, or in the alternative additional amounts which should be deposited by Buyer with Escrow Holder in the event of any shortfall between the tentative determination and the final Purchase Price, which amounts, if any are agreed to be withheld or deposited, shall be retained in Escrow by Escrow Holder to be paid to Shareholder or Buyer, as appropriate, upon the final determination of the Purchase Price as set forth below. Buyer and Shareholder agree the intent of this provision is to reach a reasonably accurate determination of the final adjusted Purchase Price as of the Closing Date in a fair, just and equitable manner, and the parties agree in the event of special circumstances not specifically covered herein, such equitable principles shall guide the parties in reaching a fair resolution.

         To the extent that the Average Net Working Capital is not capable of determination as of the Closing Date, the obligation of Shareholder and Buyer to make the final determination of the Purchase Price, and adjustment to the amounts paid as of the Closing Date shall survive the closing of the transaction contemplated by this Agreement, and Buyer and Shareholder each shall exercise its respective best efforts to cause the final Purchase Price to be determined as promptly as possible following the Closing Date, and in any event no later than thirty (30) days following the Closing Date.

                  2.2.1. DEPOSIT. The Deposit shall be delivered by Buyer to Escrow Holder in immediately available federal funds by wire transfer completed prior to the close of banking business (Eastern Time) on the first Business Day after the Effective Date, and shall be deposited by Escrow Holder pursuant to the provisions of SECTION 2.3. The Deposit and any interest thereon shall be non-refundable to Buyer except in the event of a Shareholder default under this Agreement as provided in Section 9.1.2 or any failure to satisfy conditions to Buyer's obligations to Close or termination of this Agreement pursuant to its terms in any of which events the Deposit plus any interest thereon shall be paid to Buyer by Escrow Holder, and shall be retained in Escrow by the Escrow Holder until the Closing Date and applied against the Purchase Price at Closing, unless it is otherwise refundable to Buyer (together with interest thereon) or payable to Shareholder (together with interest thereon) as liquidated damages pursuant to this Agreement, without the necessity of any further instruction from Buyer.

                  2.2.2. BALANCE. Buyer shall deposit into Escrow by wire transfer an amount in immediately available federal funds equal to the Purchase Price minus the Deposit plus interest thereon accrued during the period the Deposit was in Escrow ("Cash Balance") (which Cash Balance shall include both the amount to be paid to Shareholder, plus the Outstanding Loan Balance). Buyer shall issue instructions to initiate the wire transfer of the Cash Balance into Escrow in the form of immediately available federal funds no later than 9:00 a.m. Eastern Time on the Closing Date such that Escrow Holder will be in a position to disburse the cash proceeds to Shareholder on the Closing Date.

         2.3 INTEREST. All funds received from or for the account of Buyer shall be deposited by Escrow Holder in an interest-bearing account with Citibank, N.A., 399 Park Avenue, New York, New York, Escrow Holder's Account No. 4054-9268.

3.       ESCROW:  CLOSING CONDITIONS.

         3.1 ESCROW. Upon the execution of this Agreement by Buyer and Shareholder, and the acceptance of this Agreement by Escrow Holder in writing, this Agreement shall constitute the joint escrow instructions of Buyer and Shareholder to Escrow Holder to open an escrow ("Escrow") for the consummation of the sale of the Stock to Buyer pursuant to the terms of this Agreement. Upon Escrow Holder's receipt of the Deposit and Escrow Holder's written acceptance of this Agreement ("Opening of Escrow"), Escrow Holder is authorized to act in accordance with the terms of this Agreement. Escrow Holder's general provisions, a copy of which is attached hereto and incorporated herein as Exhibit "B", shall be a part of this Agreement; provided, however, that if there is any conflict or inconsistency between such general provisions and this Agreement, this Agreement shall control. Upon the Closing Escrow Holder shall pay any sum owed to Shareholder with immediately available federal funds.

         3.2 CLOSING DATE. The Escrow shall close on the Closing Date, provided that all conditions to the Closing set forth in this Agreement have been satisfied or waived in writing by the party intended to be benefited thereby, and provided further that, after the Effective Date including from and after the Closing, Shareholder shall continue to cooperate with Buyer and exercise Shareholder's commercially practicable efforts to effect the transactions contemplated by this Agreement.

                  With respect to the conditions set forth in Sections 3.3.4 and
                  3.4.4 (as it references Section 3.3.4 Approvals) below, to the extent that the required consent, or approval shall not have occurred on or before the scheduled Closing Date, Shareholder and Buyer each shall be entitled to extend the Closing Date one (1) time for up to thirty (30) days for a maximum possible extension of thirty (30) days, whether such extension is at the election of Buyer, Shareholder, or both of them in order to obtain the necessary consent or approval, provided, however, that in any event the Closing Date shall occur no later than April 23, 1999 (subject to the rights in favor of Buyer to extend the Closing Date as set forth in Section 3.3 and the right of Shareholder to extend the Closing Date as set forth in Section 3.4). In the event that the Closing Date has not occurred by April 23, 1999 (other than due to an extension by Buyer pursuant to Section 3.3 or by Shareholder pursuant to
                  Section 3.4), this Agreement automatically shall terminate as of 5:00 p.m. Eastern Time on April 23, 1999 (or such later date as shall be required due to an extension by Buyer pursuant to Section 3.3 or by Shareholder pursuant to Section 3.4) unless the parties previously shall have executed and delivered a written mutual agreement to further extend the Closing Date. In the absence of the timely execution and delivery of such mutual written agreement to extend the Closing Date, this Agreement automatically shall terminate and be of no further force or effect (other than the obligations of Buyer set forth in Section 4.1 and the obligations of Buyer and Shareholder set forth in Section 29).as of 5:00 p.m. Eastern Time on April 23, 1999 (or such later date as shall be required due to an extension by Buyer pursuant to Section 3.3 or by Shareholder pursuant to Section 3.4).

         3.3 BUYER CONDITIONS TO CLOSING. The Closing and the obligations of Buyer hereunder are subject to the following conditions precedent. The conditions set forth in this Section 3.3 are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall at all times have the right to waive any condition hereunder. Such waiver or waivers shall be in writing to Shareholder:

                  3.3.1. NO DEFAULT. Shareholder shall have delivered all closing items for the benefit of Buyer and Shareholder shall not be in material default in the performance of any other covenant or agreement to be performed by Shareholder under this Agreement; provided, however, that Shareholder, at Shareholder's option, unless such default is waived by Buyer in its sole discretion, shall be entitled to reasonable adjournments (not exceeding two (2 in number or thirty (30) days in the aggregate) of the Closing Date in order to cure any such default that is reasonably susceptible to cure.

                  3.3.2. REPRESENTATIONS AND WARRANTIES. On the Closing Date all representations and warranties made by Shareholder in this Agreement shall be true and correct in all material respects as if made on and as of the Closing Date; provided, however, that to the extent they are not, Shareholder, at Shareholder's option, unless waived by Buyer in its sole discretion, shall be entitled to reasonable adjournments (not exceeding two(2) in number or thirty (30) days in the aggregate) of the Closing Date in order to cause the same to be materially true and correct if any breach thereof may reasonably be expected to be cured.

                  3.3.3.     BUYER DUE DILIGENCE.

                             3.3.3.1 BASIC DUE DILIGENCE. Buyer shall have completed Buyer's due diligence investigations of the Corporations in accordance with Section 4.1 of this Agreement (the "Basic Due Diligence") with respect to all matters other than the areas of investigation described in
                                         Section   4.2   (the   "Extended    Due
                                         Diligence") prior to   January 29, 1999
                                         (the "Basic Due   Diligence Termination
                                         Date"),  and  shall  have  delivered to
                                         Shareholder and Escrow Holder no  later
                                         than   5:00  p.m.   Eastern Time on the
                                         Basic Due Diligence   Termination  Date
                                         Buyer's written approval  of  the Basic
                                         Due Diligence and waiver of any further
                                         due diligence other than the   Extended
                                         Due

                                         Diligence.    In    the    event   that
                                         Shareholder shall not deliver or   make
                                         available,  or cause to be delivered or
                                         made   available,  as appropriate,   to
                                         Buyer such information, materials   and
                                         access    as   shall   enable  Buyer to
                                         perform    Buyer's    Due     Diligence
                                         Inspection (as defined in   Section 4.1
                                         below) prior to the Basic Due Diligence
                                         Termination Date, Buyer   shall    give
                                         Shareholder       written        notice
                                         thereof     prior    to  the  Basic Due
                                         Diligence    Termination   Date,    and
                                         shall   advise    Shareholder  of   the
                                         time    required   by  Buyer  to review
                                         such   information  or materials   upon
                                         receipt     thereof     by   Buyer (and
                                         Shareholder    shall,  to the    extent
                                         available, promptly provide Buyer  with
                                         such  information  or   materials,   or
                                         shall    advise    Buyer    that   such
                                         information    or    materials  are not
                                         reasonably    available,    and  to the
                                         extent    within     Shareholder's   or
                                         the Corporations' reasonable   control,
                                         shall provide  such access),  and Buyer
                                         shall   have  the   right to extend the
                                         Basic  Due Diligence  Termination  Date
                                         for   the   time    required  to review
                                         such      information     or materials,
                                         or   obtain   such  access,  up  to ten
                                         (10)  days,  but   the     Basic    Due
                                         Diligence     Termination     Date   in
                                         any   event  shall    expire   no later
                                         than   5:00   p.m.    Eastern   Time on
                                         February   8,  1999.   In  the  absence
                                         of    timely      delivery     of  such
                                         written   notification,  this Agreement
                                         automatically  shall  terminate  and be
                                         of   no further force or effect  (other
                                         than the obligations of Buyer set forth
                                         in Section 4.1  and the obligations  of
                                         Buyer   and    Shareholder set forth in
                                         Section 29).

                             3.3.3.2 EXTENDED DUE DILIGENCE. Buyer shall have completed each of the investigations described in Section 4.2 on or before the date set forth with respect to each such inspection in
                                         Section  4.2, and in any event no later
                                         than March 15, 1999 (the  "Outside  Due
                                         Diligence  Termination Date") and shall
                                         have  delivered  to   Shareholder   and
                                         Escrow  Holder no later  than 5:00 p.m.
                                         Eastern   Time  on  the   Outside   Due
                                         Diligence   Termination  Date  (to  the
                                         extent   that  Buyer   shall  not  have
                                         previously    delivered   its   express
                                         written   approval   of  each  item  of
                                         Extended   Due   Diligence),    Buyer's
                                         written approval or confirmation of its
                                         prior approval of each item of Extended
                                         Due Diligence described in Section 4.2,
                                         and  Buyer's  waiver of any further due
                                         diligence    with   respect   to   this
                                         transaction.  In the  absence of timely
                                         delivery of such written  notification,
                                         this  Agreement   automatically   shall
                                         terminate and be of no further force or
                                         effect (other than the  obligations  of
                                         Buyer set forth in Section 4.1 and
                                         the    obligations    of   Buyer    and
                                         Shareholder set forth in Section 29).

                  3.3.4. THIRD PARTY APPROVALS. Receipt by Buyer and Shareholder, on terms and conditions reasonably satisfactory to Buyer and Shareholder, of Early Termination (as defined below) and Consent (as defined below) (which Early Termination and Consent are referred to herein collectively and severally as "Approval"), and provided that Shareholder shall not be deemed to be in default of any obligation owed by Shareholder pursuant to this Agreement in connection with any inability or failure of Buyer to obtain such Approvals (other than any failure of Shareholder to perform its obligations hereunder with respect to the Approvals). To the extent that a party has the right to approve or disapprove the terms and conditions associated with any Approval, any disapproval of such terms and conditions shall be reasonable only to the extent that the subject term or condition relates to that party or the conduct of the business of such party.

                             3.3.4.1 HSR NOTICE. The HSR Notice required to be filed by Buyer pursuant to the HSR Act shall be prepared and filed by
                                         Buyer no later  than five (5)  business
                                         days following the Effective  Date, and
                                         the HSR Notice  required to be filed by
                                         Shareholder  (or  its  ultimate  parent
                                         entity)  pursuant  to the HSR Act shall
                                         be  prepared  and filed by or on behalf
                                         of  Shareholder  no later than five (5)
                                         business  days  following the Effective
                                         Date.  Buyer and Shareholder each shall
                                         exercise their respective  commercially
                                         reasonable best efforts to obtain early
                                         termination   of  the  waiting   period
                                         required  in  connection  with  the HSR
                                         Notice   as    promptly   as   possible
                                         following the date of filing of the HSR
                                         Notice ("Early Termination").

                             3.3.4.2 CONSENT TO TRANSFER OF CONTROL OF THE CORPORATIONS. Buyer shall, no later than five (5) business days following the Effective Date, submit an application to the Division of
                                         Pari-Mutuel        Wagering        (the
                                         "Application"),     and    any    other
                                         regulatory   authority  whose  approval
                                         shall be  required in  connection  with
                                         the  continuing  effectiveness  of  any
                                         material    License    held    by   the
                                         Corporations,  or  the  conduct  of the
                                         Business by the Corporations  after the
                                         transfer of control of the Corporations
                                         in  connection  with  the  sale  of the
                                         Stock  pursuant to this  Agreement,  an
                                         Application   for   consent   to   such
                                         transfer and approval of such change of
                                         control (collectively a "Consent").  To
                                         the extent that an

                                         Application  is required to be filed by
                                         Shareholder  in  connection   with  the
                                         Consent Application submitted by Buyer,
                                         Shareholder     shall    submit    such
                                         Shareholder  Application  on  a  timely
                                         basis,   promptly   after  receipt  and
                                         review  of  the   Consent   Application
                                         submitted   by   Buyer   and   after  a
                                         reasonable  opportunity  for  Buyer  to
                                         review and comment on such  Shareholder
                                         Application, and in such time period as
                                         is   required    by   the    regulatory
                                         authorities  in  order to  approve  the
                                         Buyer's  Consent   Application  without
                                         delay.

                  3.3.5. NO INJUNCTION. There shall be no pending or credible threatened litigation or other proceeding
                             (a) involving any material challenge to or seeking material damages or other material relief in connection with, the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal or otherwise materially interfering with the transactions contemplated by this Agreement. Shareholder and Buyer each shall retain any and all rights which they otherwise may enjoy against the party filing or threatening litigation which would interfere with the Closing, including without limitation to recover damages and any other remedies available at law or in equity in respect of the filing or threatening of such litigation.

                  3.3.6. 1998 AUDITED FINANCIALS. Buyer shall have accepted and approved the 1998 Audited Financials in accordance with Section 4.2.3 below.

                  3.3.7. ABSENCE OF CASUALTY. There shall be no material damage or destruction to a material part of the Property having a value in excess of $500,000.00, or a taking of a material part of the Property having a value in excess of $500,000.00 between the date hereof and the Closing Date or material adverse change in the business or operations of the Corporations.

         3.4      SHAREHOLDER'S   CONDITIONS   TO   CLOSING.   The  Closing  and
                  Shareholder's obligations hereunder are subject to the following conditions precedent. The conditions set forth in this Section 3.4 are solely for the benefit of Shareholder and may be waived only by Shareholder. Shareholder shall at all times have the right to waive any condition hereunder. Such waiver or waivers shall be in writing to Buyer.

                  3.4.1. BUYER DELIVERIES. Buyer's delivery to Escrow Holder on or prior to the Closing Date of the following: (A) all documents and instruments required to be delivered by Buyer pursuant to this Agreement, including, without limitation, the deliveries required to be made in accordance with Section 3.7, and (B) the Purchase Price in accordance with Section 2.2;

                  3.4.2. No Default. Buyer shall have duly performed in all material respects each and every other obligation to be performed by Buyer hereunder on or prior to the Closing Date, provided, however, that Buyer, at Buyer's option, unless such default is waived by Shareholder in its sole discretion, shall be entitled to reasonable adjournments (not exceeding two (2) in number or thirty (30) days in the aggregate) of the Closing Date in order to cure any such default that is reasonably susceptible to cure; and

                  3.4.3.     REPRESENTATION AND WARRANTIES.   Buyer's
                             representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the Closing Date, provided, however, that to the extent they are not, Buyer, at Buyer's option, unless waived by Shareholder in its sole discretion, shall be entitled to reasonable adjournments (not exceeding two (2) in number or thirty (30) days in the aggregate) of the Closing Date in order to cause the same to be materially true and correct if any breach thereof may reasonably be expected to be cured.

                 3.4.4. SATISFACTION OF BUYER CONDITIONS. All approvals, expiration (or early termination) of waiting periods and other third party actions required to be obtained pursuant to Section 3.3.4 shall have been obtained or satisfied and all other conditions to Buyer's performance set forth in Section 3.3.5,
                             Section 3.3.6 and Section 3.3.7 shall have been waived by Buyer or satisfied.

         3.5 CLOSING COSTS AND CHARGES. Shareholder and Buyer each shall pay their respective legal fees and other costs and charges incurred by such party in connection with the transactions described in this Agreement. Buyer shall be responsible for 100% of the application fee required to be paid in connection with the HSR Notice. Buyer and Shareholder shall each be responsible for 50% of (i) the application fee required to be paid in connection with the application for Consent and (ii) all fees and charges payable to Escrow Holder in connection with this Agreement and the services to be provided by Escrow Holder pursuant hereto.

         3.6 DEPOSIT OF DOCUMENTS BY SHAREHOLDER. Shareholder shall deposit, or cause to be deposited, into Escrow with execution and acknowledgement by indicated persons where appropriate, each of the following:

                  3.6.1. TRANSFER CERTIFICATES. Certificates, dated as of the Closing Date, from each of the secretaries of Calder and Tropical, to which is attached the Stock Register of Calder and Tropical, respectively, showing the Transfer of the Stock, and the entries required to record on the respective books and records the transfer of ownership of the Calder Stock and Tropical Stock to the Buyer, and certifying that such entries have been made in accordance with the requirements of the Articles of Incorporation and the Bylaws of Calder and Tropical, respectively, together with the original share certificates for the Stock, with duly executed stock transfer powers of attorney attached.

                  3.6.2.     Certificates,  dated as of the Closing Date,
                             from each of the secretaries of Calder and Tropical to which is attached the original permits and original licenses with respect to Calder and Tropical.

                  3.6.3.     For   each  of   Shareholder,   Calder   and
                             Tropical, a Certificate, dated as the Closing Date, from an authorized officer of such entity stating that such officer is authorized to execute and deliver its Certificate and to which is attached a true and complete and correct copy of each of the following documents:

                    (a)      A Certificate of Good Standing from the
                             jurisdiction   in  which   each   such   entity  is
                             organized;

                    (b)      Resolutions  of the Board of  Directors  and
                             with respect to the Shareholder a resolution of the shareholders of such entity, approving this Agreement and the transactions contemplated hereby, or occurring contemporaneously herewith, including, without limitation, the repayment by Calder and Tropical of the Outstanding Loan Balance and the sale of the Stock to Buyer;

                    (c) With respect to the Corporations, a copy of the Bylaws of each such entity; and

                    (d) With respect to Shareholder, an incumbency certificate with respect to any officer whose signature appears on this Agreement or any instrument or agreement delivered pursuant to this Agreement.

                  3.6.4. A Certificate of Shareholder evidencing the transfer to Buyer of all of the books, records,
                             files  and   documents  of  Calder  and   Tropical,
                             respectively.

                  3.6.5. A Certificate of Shareholder affirming the representations and warranties and covenants of Shareholder set forth in this Agreement, or setting forth such supplemental or additional information as shall be necessary to cause such representations and warranties and covenants to be true as of the Closing Date.

                  3.6.6. A Covenant Not to Compete substantially in the form of Exhibit D attached hereto.

                  3.6.7. A duly executed and acknowledged release of Mortgage and UCC-3 Financing Statement and/or other release from Mortgagee with respect to the Mortgage and other liens associated with the Outstanding Loan Balance, together with instructions from Mortgagee to cause such release to be recorded and UCC-3 and/or other release to be filed upon delivery to Mortgagee of the amounts required to fully repay to Mortgagee the Outstanding Loan Balance.

                  3.6.8. Duly executed resignations (as officers, but not as employees) from each of the following officers of the Corporations: Mr. C. Kenneth Dunn, Mr. Michael Abes, Mr. Randall Soth, Mr. Michael Cronin, Mr. Patrick Mahony, and resignations (as officers and as employees, if applicable) from each of the following officers of the Corporation: Mr.
                             Nishikawa, Mr. Sato and Mr. Nomoto, as well as resignations of all directors of each Corporation.

                  3.6.9. A legal opinion from Isicoff and Ragatz with respect to the matters set forth on Exhibit E attached hereto.

                  3.6.10. A legal opinion from Sonnenschein Nath & Rosenthal with respect to the matters set forth on Exhibit F attached hereto.

                  3.6.11. A legal opinion from Gray, Harris & Robinson with respect to the matters set forth in Exhibit "G" attached hereto.

                  3.6.12. A limited guaranty from Kawasaki Leasing (USA), Inc. in the form as Exhibit H attached hereto.

                  3.6.13. A letter agreement from Kawasaki Enterprises substantially in the form of Exhibit I attached hereto.

         3.7 Deposit of Documents and Funds by Buyer. Buyer shall issue instructions to initiate the wire transfer of the Adjusted Cash Balance (as defined in Section 3.7.1 below) into Escrow in the form of immediately available federal funds no later than 9:00 a.m. Eastern Time on the Closing Date such that Escrow Holder will be in a position to disburse the cash proceeds to Shareholder (and the Outstanding Loan Balance to Mortgagee, also prior to the deadline for wire of transfer of funds on the Closing Date), and shall deposit such further items into Escrow (as required by Section 3.7.2 below), with execution and acknowledgement by Buyer where appropriate, not later than 9:00 a.m. Eastern Time on the Closing Date.

                  3.7.1. The Cash Balance, reduced by the amount of any credits due to Buyer under this Agreement, and increased by the amount of all items chargeable to Buyer under this Agreement (the "Adjusted Cash Balance").

                  3.7.2.     Other   documents  that  may  reasonably  by
                             required by Escrow Holder to close the Escrow in accordance with this Agreement.

         3.8 DELIVERY OF DOCUMENTS AND FUNDS AT CLOSING. Provided that all conditions to Closing set forth in this Agreement have been satisfied or, as to any condition not satisfied, waived by the party intended to be benefited thereby, on the Closing Date, Escrow Holder shall conduct the Closing by distributing the following documents in the following manner:

                  3.8.1.     PURCHASE  PRICE.  Deliver to Shareholder the
                             Net Purchase Price, plus such other funds, if any, as may be due to Shareholder by reason of credits under this Agreement, less all items chargeable to Shareholder under this Agreement.

                  3.8.2. REPAYMENT OF OUTSTANDING LOAN BALANCE. Deliver to Mortgagee the amount required to fully repay the Outstanding Loan Balance.

                  3.8.3. RELEASE OF MORTGAGE; UCC-3 FILING. Cause the Release of Mortgage to be recorded in the official records of the county where the Property is located and the UCC-3 to be filed in the office of the Secretary of State of the State of Florida.

                  3.8.4. DOCUMENTS TO BUYER. Deliver to Buyer the documents and certificates delivered by Shareholder as set forth in Section 3.6 above.

4.       BUYER'S DUE DILIGENCE INSPECTIONS.

         4.1 BASIC DUE DILIGENCE. Buyer acknowledges that prior to execution of this Agreement Buyer has had, and until the Outside Due Diligence Termination Date, assuming Shareholders performance of its obligations under Section 5.9, will continue to have, access to the books, records and assets of the Corporations, including without limitation the Property and all Due Diligence Information (as defined below) for evaluation in connection with the transaction described in this Agreement including without limitation such further investigation of the matters set forth in the Disclosure Letter (as defined in Section 7.3 below) and confirmation of the acceptability thereof to Buyer. Buyer acknowledges that as of the Basic Due Diligence Termination Date, assuming Shareholder's performance of its obligations under Section 5.9, and, except with respect to those specific inspections described in Section 4.2 below, (i) Buyer will have acknowledged and accepted disclosure of the information set forth in the Disclosure Letter; (ii) Buyer will have conducted any and all surveys and inspections, and made such boring, percolation, geologic, environmental and soils tests and other studies of the Property (including any inspections for zoning, land use, environmental and other laws, regulations and restrictions, and other Governmental Regulations, as well as any Environmental or other physical conditions); and (iii) Shareholder will have provided Buyer with adequate opportunity to make such inspections of the books and records of the Corporations, including without limitation all financial, tax and other records, and further including without limitation such work papers, files and audit papers as may be contained in the records of the accountants for the Corporations, as Buyer, in Buyer's discretion, deemed necessary or advisable as a condition precedent to Buyer's purchase of the Stock and to determine the financial, legal, and physical (including environmental and land use) characteristics of the Corporations, the Business and the Assets and its suitability for Buyer's intended use (the "Due Diligence Inspection"). Buyer acknowledges that such Due Diligence Inspection is intended to afford Buyer the opportunity to confirm certain factual information with respect to the Corporations and their assets, and in connection with such inspections Buyer may elect whether or not to proceed with the transactions described in this Agreement, but the Purchase Price is not subject to automatic adjustment based upon any information or adverse condition which may be determined to exist in connection with such Due Diligence Inspection.

                  Prior to execution of this Agreement Shareholder has made available, and during the Basic Due Diligence Period, assuming Shareholder's performance of its obligations under Section 5.9, Shareholder will continue to make available to Buyer for Buyer's inspection and review the Property and copies of any and all documents and materials as are in Shareholder's possession or control related to the Corporations, the Business and the Property ("Due Diligence Items). It is understood by the parties that except as set forth in Section 7 of this Agreement, Shareholder does not make any representation or warranty, express or implied, as to the accuracy or completeness of any information contained in
                  Shareholder's   files  or  in  the   documents   produced   by
                  Shareholder.

                  All inspections by Buyer shall be conducted in a manner that minimizes any disruption to the present occupants of the Property. Buyer and Buyer's agent shall perform inspections only while accompanied by one or more representatives of Shareholder, provided, however, that so long as Shareholder shall have received prior written notice of a proposed inspection (and so long as such inspection does not include any invasive procedure or access to electrical panels or other building systems), Shareholder's representative shall be given an opportunity to be present, but if Shareholder's representative is not available at the time proposed by Buyer for such inspection, and so long as the time for such inspection is during normal business hours, Buyer may proceed with such inspection without the presence of Shareholder's representative.

                  With respect to any inspections performed by Buyer with respect to the Property, Buyer shall obtain or cause its consultants to obtain, at Buyer's sole cost and expense prior to commencement of any investigative activities on the Property, a policy of commercial general liability insurance covering any and all liability of Buyer and Shareholder with respect to or arising out of any investigative activities. Such policy of insurance shall be kept and maintained in force during the term of this Agreement and so long thereafter as necessary to cover any claims of damages suffered by persons or property resulting from any acts or omissions of Buyer, Buyer's employees, agents, contractors, suppliers, consultants or other related parties. Such policy of insurance shall have liability limits of not less than Three Million Dollars ($3,000,000.00) combined single limit per occurrence for bodily injury, personal injury and property damage liability. Such insurance policy shall name Shareholder, and shall be in form and substance and issued by an insurance company licensed to do business in the State of Florida and satisfactory to Shareholder.

                  Buyer hereby agrees to protect, indemnify, defend and hold the Corporations, and Shareholder, as well as Shareholder's and the Corporations' respective officers, directors, shareholders, participants, affiliates, employees, representatives, invitees, agents and contractors free and harmless from and against any and all claims, damages, liens, stop notices, liabilities, losses, costs and expenses, including reasonable attorneys' fees and court costs, resulting from Buyer's inspection and testing of the Property, including, without limitation, repairing any and all damages to any portion of the Property, arising out of or related
                  (directly   or   indirectly)   to  Buyer's   conducting   such
                  inspections, surveys, tests, and studies, but such indemnification shall not apply to any loss or diminution in value to the Corporations or the Property resulting from the existence of any condition or matter which may be discovered as a result of such Due Diligence Inspection. Buyer shall keep the Property free and clear of any mechanics' liens or materialmen's liens related to Buyer's right of inspection and the activities contemplated by this Section 4. The Buyer's indemnification obligations set forth herein shall survive the Closing, and also shall survive any termination of this Agreement and the Escrow prior to the Closing.

         4.2 EXTENDED DUE DILIGENCE. Buyer shall endeavor to complete each of the inspections described below in this Section 4.2 as promptly as possible, and in any event no later than the Outside Due Diligence Termination Date.

                  4.2.1. Survey of the Property. A Survey of the Property is to be obtained by Buyer at Buyer's sole cost and expense, which Survey is to be obtained by Buyer, if at all, no later than March 15, 1999. In the event that Buyer has been unable to obtain the Survey by such date, Buyer shall deliver written notice to Shareholder and Escrow Holder terminating this Agreement prior to 5:00 p.m. Eastern Time on March 15, 1999 or in the absence of timely delivery of such notice this condition shall be deemed waived by Buyer. Buyer shall have the right to review and approve (or disapprove) the Survey obtained on or before March 15, 1998, provided, however, that Buyer's disapproval of such Survey shall be effective only in the event that such Survey discloses the presence of any encroachments by or upon the Property or other matters are disclosed which do or reasonably could materially and adversely affect the value or marketability of title to the Property or other matters which do or reasonably could materially and adversely affect Buyer's use, operation or financing of the Property.

                  4.2.2. PHASE I ENVIRONMENTAL INSPECTION. Buyer shall have the right to obtain and approve a current Phase I Environmental Report ("Buyer's Phase I") which Buyer's Phase I shall be obtained and the contents of which approved, or disapproved, in the reasonable discretion of Buyer no later than February 5, 1999. Buyer's disapproval of Buyer's Phase I shall be deemed reasonable only to the extent that such Buyer's Phase I discloses matters which do or reasonably could materially and adversely affect the value or marketability of title to the Property or other matters which do or reasonably could materially and adversely affect Buyer's use, operation or financing of the Property. Buyer shall provide Shareholder with a complete copy of Buyer's Phase I promptly after the receipt thereof by Buyer.

                  4.2.3. REVIEW OF 1998 AUDITED FINANCIALS. Shareholder shall endeavor to cause the Corporation and the Corporations' accountants to prepare and deliver to Buyer as soon as practicable, and if possible on or about February 15, 1999 but in any case by March 12, 1999, audited financials with respect to the Corporations for the calendar year ended December 31, 1998 (the "1998 Audited Financials"). Buyer shall review and approve (or disapprove) the 1998 Audited Financials within five (5) business days after the date of delivery of such 1998 Audited Financials to Buyer. Buyer's disapproval of the 1998 Audited Financials shall be effective only in the event that such 1998 Audited Financials disclose a material and adverse variance between the financial condition of the Corporations as of December 31, 1998, as compared to the December 31, 1997 audited financial statements and the November 30, 1998 unaudited financial statements for the Corporations, or in the event that EBITDA for the Corporations as of December 31, 1998 is less than Thirteen Million Three Hundred Thousand Dollars ($13,300,000.00).

                  4.2.4. REVIEW OF ESCHEAT AND EEOC LITIGATION. With respect to EEOC v. Calder Race Course, Inc., Case No. 97-4223; Poerr, et al. v. Calder Race Course, Inc., Case No. 98-001006(08); Investment Corp. of Palm Beach etc. and Calder Race Course, Inc., Tropical Park, Inc. and Gulfstream Park Racing Association, Inc. v. Department of Business and Professional Regulation, Case No. 97-3414, Third District Court of Appeals (the "Extended Review Litigation"), Buyer shall have the right to conduct such further investigation and review as Buyer deems necessary, up to February 22, 1999, which Extended Review Litigation shall be reviewed and approved, or disapproved, in the reasonable discretion of Buyer no later than February 22, 1999.

                  4.2.5. REMOVAL OF UNDERGROUND STORAGE TANK. To the extent that Buyer's Phase I identifies an underground storage tank ("UST") located on the Property which such report notes as a recognized environmental condition, Shareholder agrees to cause the Corporation, in accordance with the 1999 Capital Budget, to remove such UST and perform such remediation work as is reasonably required by Governmental Regulations in connection with removal of such UST and as is contemplated in the 1999
                             Capital Budget. Buyer shall have the right to approval or disapprove, in the reasonable discretion of Buyer, the condition of the Property after removal of such UST. Buyer's disapproval of the condition of the Property after removal of the UST shall be deemed reasonable to the extent that contamination or Hazardous Materials are identified as having been leaked or discharged by the UST and not remediated to the standard required by applicable Governmental Regulations, or other conditions exist which do or reasonably could materially and adversely affect the value or marketability of title to the Property, or other matters exist which do or reasonably could materially and adversely affect Buyer's use, operation or financing of the Property. Removal of the UST shall be completed as promptly as reasonably practicable following the Effective Date, and Shareholder shall cause the Corporations to exercise their commercially practicable best efforts to complete such removal and required remediation of the UST no later than March 12, 1999. Buyer shall deliver its written approval or disapproval of the removal of the UST no later than March 15, 1999.

                  4.2.6. REVIEW OF ERISA MATTERS. With respect to (i) the insurance benefit fund or agreement maintained for Pari-Mutuel clerks, (ii) the pension plan covering racing employees (including Messrs. Dunn and Soth)
                             (iii) the IBEW Pension Plan and the South Florida Pension Fund maintained under the Collective Bargaining Agreement for electrical workers, and
                             (iv) other materials and plans related to ERISA as may be discovered, Shareholder shall cause the Corporations to deliver, or cause to be delivered, to Buyer, copies of each such aforementioned pension plans, and other related material together with a copy of the Collective Bargaining Agreement applicable to the electrical workers covered by the plans identified in (iii) as soon as practicable after the Effective Date (all of which foregoing materials and other information as may be discovered are referred to herein as the "Extended ERISA Materials"). Buyer shall have the right to conduct such further investigation and review as Buyer deems necessary with respect to the Extended ERISA Materials, up to March 15, 1999, which Extended ERISA Materials shall be reviewed and approved, or disapproved, in the reasonable discretion of Buyer no later than March 15, 1999.

                  4.2.7. REVIEW OF PENDING AUDITS. With respect to those audits currently pending with respect to the Corporations as more particularly described in
                             Section 7.16 or 7.17 of this Agreement or the Disclosure Letter delivered concurrently herewith, Buyer shall have the right to approve or disapprove, in the reasonable discretion of Buyer, the effect of such audits on the liabilities and obligations of the Corporations up to March 15, 1999, provided, however, that Buyer's disapproval of the effect of such audits on the Corporations shall be effective only in the event that as a result of such audits, the Corporations are subject to material additional liabilities beyond those disclosed in the 1998 Audited Financials or the 1997 Financial Statements, or there is insufficient information available for Buyer to make such determination.

5.       CERTAIN COVENANTS.

         5.1      CONDUCT OF THE BUSINESS. Subject to the last paragraph of this
                  Section 5.1, prior to Closing except with the consent in writing of Buyer and except as may be required to effect the transactions contemplated by this Agreement, Shareholder covenants, between the date hereof and the Closing Date, that the Corporations and Shareholder will conduct the Business in the ordinary course, and that they will, except as otherwise provided in this Agreement:

                  5.1.1. Maintain the assets of the Corporations in the same working order and condition as such assets are in as of the date of this Agreement, reasonable wear and tear excepted;

                  5.1.2.     Keep in force at no less than their present limits
                             all  existing   bonds  and  policies  of  insurance
                             insuring the assets of the Corporations or the Business;

                  5.1.3.     Use their best  efforts to  preserve  intact
                             the current business organization of the Corporations, keep available the services of the current officers, employees, and agents of the Corporations, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Corporations;

                  5.1.4. Not make decisions or commitments concerning operational matters of a material nature except such decisions or commitments as may be appropriate to implement actions reflected in the draft forms of the 1999 Capital Budget or the 1999 Operating Budget (as each such term is defined below) for the Corporations, as such draft forms of the respective budget has been or will be provided to the Buyer. From and after the Effective Date, without the prior approval of Buyer, the Corporations shall not make any further decisions or commitments concerning operational matters of a material nature except such decisions or commitments as may be appropriate to implement actions reflected in the approved 1999 Capital Budget or the 1999 Operating Budget for the Corporations;

                  5.1.5.     Not discharge any employee of the Corporations; and

                  5.1.6.     Otherwise   report   periodically  to  Buyer
                             concerning the status of the business, operations, and finances of the Corporations, including providing regularly prepared internal monthly financial reports on or before the dates set forth in Section 5.10 below.

         The Corporations are in the process of preparing proposed monthly phased capital and operating budgets for calendar year 1999 (the "1999 Capital Budget" and the "1999 Operating Budget"), which will be submitted by the Corporations to the Shareholder for approval as promptly as possible following the date hereof. Upon Shareholder's approval of each such proposed budget, Shareholder shall deliver to Buyer the approved 1999 Capital Budget and 1999 Operating Budget, respectively. Within five (5) business days of Buyer's receipt of each such budget, Buyer shall confirm in writing to Shareholder that Buyer has approved or disapproved each such budget. In the event of a disapproval by Buyer of either the 1999 Capital Budget or the 1999 Operating Budget, Shareholder and Buyer immediately shall meet and confer to resolve any issues with respect to such budgets and in any event shall either (i) confirm mutual agreement and approval of a final 1999 Capital Budget and 1999 Operating Budget; or (ii) confirm mutual agreement on those portions of the respective budgets as shall be necessary for the continued operation of each of the Corporations through and reasonably beyond the Closing Date, and in the event that agreement with respect to either (i) or (ii) is not achieved, then engage Pricewaterhouse Coopers (both the Miami, Florida and the Louisville, Kentucky offices) to determine whether the position of Shareholder or the position of Buyer is correct with respect to any particular item in dispute. The determination of Pricewaterhouse Coopers shall be obtained as promptly as possible, and in any event within ten (10) business days after the inability of Buyer and Shareholder to reach agreement. Upon determination of the final approved budgets pursuant to the procedures set forth above, Shareholder and the Corporations shall be authorized to continue to conduct their business in accordance with the final approved 1999 Capital Budget and 1999 Operating Budget.

         5.2 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, and as set forth in the letter to be delivered by Shareholder to Buyer concurrently herewith, between the date of this Agreement and the Closing Date, Shareholder will not, and will cause each Corporation not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 7.12 is likely to occur.

         5.3      NOTIFICATION.  Between  the  date  of this  Agreement  and the
                  Closing Date, Shareholder will promptly notify Buyer in writing if Shareholder becomes aware of any fact or condition that causes or constitutes a breach of any of Shareholder's representations and warranties as of the date of this Agreement, or if Shareholder or any Corporation becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. On or before the Closing, Buyer must notify Shareholder whether such further disclosure or notification is acceptable to it.
                  Between the date of this Agreement and the Closing Date, Shareholder will promptly notify Buyer of the occurrence of any breach of any covenant of Shareholder in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Section 3.4 impossible or unlikely.

         5.4 NO NEGOTIATION OR SOLICITATION. Until such time, if any, as this Agreement is terminated by the parties, Shareholder will not, and will cause each Corporation not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than the Ground Lease Property Transaction as described in Section 31 or other than any other transaction in the ordinary course of business or information provided to the Division of Pari-Mutuel Wagering, subject to the approval of Buyer) of any Corporation, or any of the capital stock of any Corporation, or any merger, consolidation, business combination, or similar transaction involving the change in control of any Corporation.

         5.5 SHAREHOLDER EFFORTS. Between the date of this Agreement and the Closing Date, Shareholder will use its best efforts, without incurring undue additional expense, to cause the conditions in Sections 3.3 and 3.4 to be satisfied.

         5.6 COMPLIANCE WITH LAW. Shareholder shall cause Calder and Tropical each to comply with, and shall not be in default, or in violation in any material respect of, any permit or of any applicable law, requirement or order, the violation of which would have a material adverse effect upon Calder or Tropical or the operation of the Business.

         5.7 CONSENTS. Shareholder shall and shall cause the Corporations to cooperate with and assist Buyer in obtaining all consents, approvals and authorizations from governmental agencies and others as may be required in order to consummate the transactions contemplated herein, including without limitation the Approval from the Division of Pari-Mutuel Wagering with respect to transfer of control of the Corporation in connection with the continued effectiveness of the Licenses.

         5.8 INSURANCE. Shareholder shall cause the Corporations to maintain the insurance policies currently maintained by the Corporations, or shall replace such policies with new insurance on terms and with such carriers as are consistent with the current insurance coverage of the Corporations. .

         5.9 ACCESS TO INFORMATION AND PROPERTY. Prior to the Closing, Shareholder shall, and shall cause the Corporations and their respective officers, employees, accountants, counsel and other representatives to afford to Buyer and its representatives, upon reasonable notice, access during normal working hours to the properties, offices and personnel of the Corporations, as well as access to the financial, contractual and corporate records of the Corporations as shall be reasonable and necessary for Buyer's investigation of the Business, and Property, such access to include access to the Property, books, records and work papers (including auditor's work papers, if in the possession of the Corporations or their representatives, supporting said books and records of the Business of the Corporations).

                  5.9.1. ACCESS. Shareholder shall cause the Corporations to cause their respective officers, employees, accountants, counsel and other representatives to afford Buyer and its officers, employees, accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Closing to the Corporations' respective properties, books, contracts, commitments, personnel and records and, during such period, Shareholder shall cause each Corporation to promptly furnish to Buyer such other information concerning its business, properties and personnel as Buyer may reasonably request.

                  5.9.2. CONFIDENTIAL INFORMATION. Unless and until the Closing has been consummated, Buyer and its officers, employees, counsel, accountants and other representatives shall hold in strictest confidence, and shall not distribute, transmit or use any of the data and information obtained from Shareholder or the Corporations or developed by Buyer in connection with the transactions contemplated by this Agreement except in furtherance of the Closing or except information already in the public domain or as required by law, order of court, rules and regulations, of the SEC or Nasdaq Stock Market or as otherwise known by Buyer. If the Closing is not consummated for any reason, Buyer shall return to Shareholder all such data and information. Buyer's obligations under this Section 5.9.2 are in addition to its obligations pursuant to the Confidentiality Agreement.

         5.10 Throughout the term of this Agreement, Shareholder shall cause the Corporations to deliver to Buyer company-prepared unaudited financial statements on a monthly basis as promptly as possible following the close of each month, and with respect to all months beginning with the month of February, 1999 in any event on or before the 20th day of the month following the respective month-end. With respect to the months of December, 1998 and January, 1999, the company-prepared unaudited financial statements shall be delivered prior to the end of the month following the respective month end. To the extent that the Closing Date is March 18, 1999, the company-prepared unaudited financial statements shall be delivered no later than March 15, 1999.

6. COMMISSIONS. Buyer and Shareholder each represent and warrant to the other that except for the commission due to CIBC Oppenheimer Corp. ("CLBC")(as "Shareholder's Broker") Buyer and Shareholder each are unaware of any commission, finder's fee or brokerage fee arising out of out of the transactions contemplated by this Agreement. Shareholder shall be responsible for payment of all fees, expenses and commissions payable to Shareholder's Broker. Buyer and Shareholder each shall indemnify and hold the other party harmless from and against any and all liabilities, claims, demands, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in connection with claims for any such commissions, finders' fees or brokerage fees arising out of the conduct or the inaccuracy of the foregoing representation and/or warranty of the indemnifying party.

7. SHAREHOLDER'S REPRESENTATIONS AND WARRANTIES. Shareholder represents and warrants to Buyer that as of the date of this Agreement and as of the Closing Date:

         7.1      DUE INCORPORATION, QUALIFICATION AND CORPORATE POWER.

                  7.1.1. Incorporation. Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Calder and Tropical each is a corporation duly organized, validly existing, and in good standing under the laws of Florida. Each of Calder and Tropical is qualified to transact business as a foreign corporation and in good standing in each other jurisdiction in which the ownership of its properties or the conduct of its Business requires it to be qualified or registered, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Corporations or the Business.

                  7.1.2. AUTHORITY AND STATUS. Shareholder has the requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance by Shareholder of this
                             Agreement have been duly authorized by all requisite corporate action of Shareholder. This Agreement constitutes the valid and legally binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in affecting the enforcement of creditors' rights generally.

         7.2 CAPITALIZATION. The authorized capital stock of Calder consists of 800,000 shares of $.25 par value common stock, of which 667,440 shares are issued and outstanding, and are the Calder Stock being transferred to Buyer pursuant to this Agreement and 190 shares of $1.00 par value preferred stock. Calder has repurchased from the holder thereof and fully paid for all preferred stock previously issued by Calder, and no such preferred stock currently is outstanding.

                  The authorized capital stock of Tropical consists of 1,000 shares of no par value common stock, of which 195 shares are issued and outstanding, and are the Tropical Stock being transferred to Buyer pursuant to this Agreement. Shareholder is the record and beneficial owner of all of the Stock, free and clear of any Liens. All of the Stock is issued and outstanding, has been duly authorized, is validly issued, and is fully paid and nonassessable, and all of said issued and outstanding shares will have been issued in compliance with all applicable federal and state securities laws, with the filing of appropriate notices. There are no options, warrants, conversion privileges, preemptive rights, rights of first refusal or other rights presently outstanding with regard to any of the Stock or any of the authorized but unissued capital stock of the Corporation.

         7.3 ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed or reflected in the 1997 Financial Statements (as described in
                  Section 7.8 below) and the unaudited financial statements for calendar year 1998 through November 30, 1998 (collectively the "Available Financial Reports") (including any notes thereto), neither Calder nor Tropical has any material indebtedness, liability or obligation (accrued, absolute, contingent or otherwise) which would be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles other than as reflected in Available Financial Reports and notes thereto and liabilities incurred in the ordinary course of business since the date of the most recent Available Financial Reports. Without limiting the generality of the foregoing, to the knowledge of Shareholder and the Corporations, neither Calder nor Tropical is contingently liable for, or obligated in any way to provide funds in respect of, any material debt, liability or other obligation of any other person or entity except as disclosed in Section 7.3 of the letter of disclosure delivered by Shareholder to Buyer concurrently with execution hereof (the "Disclosure Letter").

         7.4 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement (i) will not cause a violation of or, with due notice, lapse of time or both, result in any default under, or in any breach of, permit the termination of, result in the imposition of any charge under, result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any agreement, instrument, order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound; (ii) will not violate or conflict with any other restriction of any kind or character to which Shareholder is subject, including without limitation the Articles of Incorporation or Bylaws of Shareholder; (iii) will not violate or contravene any Governmental Regulation or any order to which Shareholder or its assets are bound; (iv) will not result in the imposition of any tax or lien on Shareholder or its assets (including the Stock); or (v) does not require any consent, approval or other authorization of any person, entity or authority required to be obtained by Shareholder or the Corporations not previously obtained (other than the Approvals). To the knowledge of Shareholder and the Corporations, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement (i) will not cause a violation of or, with due notice, lapse of time or both, result in any default under, or in any breach of, permit the termination of, result in the imposition of any charge under, result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under any agreement, instrument, order, arbitration award, judgment or decree to which Calder or Tropical are a party or by which Calder or Tropical is bound; (ii) will not violate or conflict with any other restriction of any kind or character to which Calder or Tropical is subject; (iii) will not violate or contravene any Governmental Regulation or any order to which Calder or Tropical or their assets are bound; (iv) will not result in the imposition of any tax or lien on Calder, Tropical or their respective Assets; or (v) without any knowledge qualification, will not violate the Articles of Incorporation or the Bylaws of Calder or Tropical.

         7.5 LITIGATION AND CLAIMS. Except for routine accounts payable incurred in the ordinary course of business or as otherwise disclosed in Section 7.5 of the Disclosure Letter, there are no claims or judgments unsatisfied against the Corporations or Shareholder or consent decrees or injunctions to which the Corporations or Shareholder are subject, and there is no litigation or proceeding pending or, to the knowledge of the Corporations or Shareholder, threatened against or relating to the Corporations, the Stock or the Business, nor do the Corporations or Shareholder know of any basis for any such action or of any governmental investigation relative to the Corporations, the Stock or the Business, including the Licenses of the Corporations.

         7.6      TITLE TO AND  CONDITION OF PROPERTY AND OTHER  ASSETS.  Except
                  (i) such Permitted  Exceptions as are shown on the Commitment;
                  (ii) liens securing the Outstanding Loan Balance, and (iii) as disclosed in the Financial Statements, the Corporations have good and valid and marketable title to all of their respective Assets, free and clear of all Liens or any easements that materially and adversely could affect the use of the Property in connection with the Business. Except for the Property and the Ground Lease Parcel (as discussed in Section 31, below), neither Calder nor Tropical owns any real property. The Corporations have sole and exclusive right, title and interest in and to their respective Assets. The transfer and conveyance of the Stock to Buyer shall not adversely affect the good, valid and marketable title in the Corporations to their respective Assets, or cause to be imposed upon their respective Assets any mortgage, lien, conditional sales agreement, charge, claim, breach or encumbrance of any nature whatsoever. There is no pending or to the knowledge of Shareholder and the Corporations threatened modification to any zoning or land use regulation applicable to the Property which could impair the continued use of the Property by the Corporations for the conduct of the Business. The accounts receivable of the Corporations, subject to any allowance for doubtful accounts on the books of the Corporations, and excluding accounts receivable payable by certain pari-mutuel sites receiving broadcast signal from Calder which are the subject of the Investment Corp. of Palm Beach et al. v. Department of Business and Professional Regulation litigation and the related claims are collectible without material discount from the face amount thereof within 180 days of Closing, and the inventory of the Corporations are useable and saleable, as applicable, in the ordinary course of the operation of the business of the Corporations.

         7.7 COMPLIANCE WITH LAWS; ENVIRONMENTAL COMPLIANCE. To the knowledge of Shareholder and the Corporations, each of Calder and Tropical have complied in all material respects with all Governmental Regulations applicable to the Business, and has obtained all governmental permits, authorizations or licenses which are material and required in order to conduct the Business. The present use by the Corporations of their respective Assets, and the conduct of the Business do not violate in any material respect any Governmental Regulations or governmental permits, authorizations or licenses. From January 1, 1992 to the Closing Date, there has not been any generation, use, transportation, release or disposal of any Hazardous Materials by the Corporations in violation of any Government Regulation regarding Hazardous Materials. From January 1, 1992 to the Closing Date, no notice or warning from any governmental authority with respect to any failure or alleged failure of Corporations or Shareholder to comply with any law, regulation or order has been issued or given, nor to the knowledge of Shareholder and the Corporations has any such notice or warning been proposed or threatened. There is no pending or, to the knowledge of Shareholder and the Corporations, threatened, action by the Florida Division of Pari-Mutuel Wagering, nor do Shareholder and the Corporations have any knowledge or information of any event which could impair the ability of the Corporations to maintain the Licenses which presently are held by the Corporations with respect to the operation of the Business.

         7.8 FINANCIAL STATEMENTS. Shareholder has made available to Buyer for review by Buyer copies of the audited balance sheets of each Corporation as of December 31, 1997 and December 31, 1996, together with the related statements of income and statements of cash flow for the years then ended, all certified by the Corporations' independent public accountant (the "1997 Financial Statements"). Shareholder has delivered to Buyer copies of the Corporation's unaudited balance sheets and income statements as of November 30, 1998. All such financial statements and balance sheets have been prepared in accordance with generally accepted accounting principles consistently applied, except as indicated in the notes thereto, and fairly present the financial condition and results of operations of the subject corporation as of and for the period indicated. Each Corporation has adequate and complete books, records and internal controls.

         7.9      EMPLOYEE PLANS; ERISA.

                           (a)      Subject to Buyer's agreement as set forth in
                                    Section 32 below,  the Calder  Race  Course,
                                    Inc.  401(k)  Plan  will  be  terminated  by
                                    appropriate  board  resolution   adopted  by
                                    Calder's  board  of  directors   before  the
                                    Closing Date with the effective date of plan termination to be before the Closing Date. All contributions to the Calder Race

                                    Course, Inc. 401(k) Plan shall immediately cease on the effective date of the plan termination as stated in the board resolution.

                           (b) All benefit plans and agreements to which either Calder or Tropical is a party or by which either Corporation is bound or responsible for contributions thereunder are set forth in Section 7.9 of the Disclosure Letter. Shareholder has delivered or made available  to  Buyer  for  review  true  and
                                    complete    copies    of    all    documents
                                    constituting such plans and agreements.

         7.10 LABOR CONTRACTS AND EMPLOYMENT AGREEMENTS. Except for (i) agreements terminable at will without liability beyond the amounts due under the Corporations' generally applicable severance policies and (ii) plans disclosed in Section 7.10 of the Disclosure Letter, Section 7.10 of the Disclosure Letter contains a complete list of all written employment contracts, stock purchase, stock option, stock appreciation right, bonus plans and agreements and other similar plans or agreements by which either Calder or Tropical is bound. Other than employees covered by the collective bargaining agreements described in the Disclosure Letter, none of the employees of Calder or Tropical belong to any union or collective bargaining unit in connection with their employment by the Corporation. There is not presently pending or existing, and to Shareholder's and the Corporation's knowledge there is not threatened (i) any strike, slowdown, picketing, work stoppage or employee grievance process, (ii) any proceeding against or affecting either of the Corporations relating to the alleged violation of any Governmental Regulation pertaining to labor relations or employment matters except as described in Section 7.10 of the Disclosure Letter, or (iii) any application for certification of a collective bargaining agent. There is no lockout of any employee by either of the Corporations and no such action is contemplated by either of the Corporations. Neither of the Corporations is liable for the payment of any material compensation, damages, taxes, fines, penalties or other amounts, however, designated, for any failure to comply with any Governmental Regulation relating to employment, except as disclosed in the Available Financial Reports or otherwise described in Section 7.10 of the Disclosure Letter.

         7.11     PATENTS,  TRADEMARKS,  TRADE  NAMES.  Except  as set  forth in
                  Section 7.11 of the Disclosure Letter, there are no pending or to the knowledge of Shareholder and the Corporations threatened claims against the Corporations alleging that, nor to the knowledge of Shareholder and the Corporations, does the conduct by the Corporations of their Business infringe or conflict with the rights of others under patents, trademarks, trade names, copyrights, or registrations thereof. The Corporations own or have rights to use the trademarks and names identified in Section 7.11 of the Disclosure Letter. Those names and marks are all of the names and marks necessary for the operation of the Business. The Corporations are the owners of such names and marks free and clear of all liens, security interest, charges, encumbrances, equities and other adverse claims except as disclosed in Section 7.11 of the Disclosure Letter, and the Corporations have the right to use such names and marks without payment to a third party with respect thereto. No written notification has been received by the Corporations or the Shareholder stating that the Corporations are not in compliance with any material formal legal requirement with respect to the effectiveness of the registration of those marks which are identified in Section
                  7.11 of the Disclosure Letter as being registered with the United States Patent and Trademark Office.

         7.12 ABSENCE OF CERTAIN CHANGES AND EVENTS. To the knowledge of Shareholder and the Corporations, since November 30, 1998, the Corporations have conducted their businesses only in the ordinary course of business and there has not, except such expenditures as have been made prior to the Effective Date which were anticipated to be in accordance with the 1999 Capital Budget or the 1999 Operating Budget (assuming that such budgets are approved in the form of the draft budgets existing as of the Effective Date), been any:

                           (a) change in any of the Corporations authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any of the Corporations; issuance of any security convertible into such capital stock, grant of any registration rights, purchase, redemption, retirement, or other acquisition by any of the Corporations of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock, provided, however, that the resolution adopted by the Corporation in 1999 in respect of the redemption of certain stock of Dorothy Zachar shall not be deemed to be a change in violation of the foregoing subparagraph (a);

                           (b) amendment to the organizational documents of any of the Corporations;

                           (c) except as set forth in Section 5.2 above or in accordance with the terms of existing employment agreements, payment or increase by any of the Corporations of any bonuses, salaries, or other compensation to any
                                    director,   officer,   or   (except  in  the
                                    ordinary course of business) employee or (except in the ordinary course of business) entry into any employment, severance, or similar contract with any director, officer, or employee;

                           (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any of the Corporations;

                           (e) damage to or destruction or loss of any asset or property of any of the Corporations, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Corporations; taken as a whole;

                           (f) entry into, termination of, or receipt of notice of termination of (i) any joint venture, credit, or similar agreement, or
                                    (ii) any Contract or transaction involving a
                                    total  remaining  commitment by or to any of
                                    the  Corporations  of  at  least  $25,000.00
                                    except in  compliance  with the 1999 Capital
                                    Budget or the 1999 Operational Budget;

                           (g) sale (other than sales of inventory or simulcast signal or grants of the use of stalls in the ordinary course of business), lease, or other disposition of any material asset or property of any of the Corporations (other than the Ground Lease Property Transaction described in Section 31) or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any of the Corporations;

                           (h) cancellation or waiver of any claims or rights with a material value to any of the Corporations;

                           (i) material change in the accounting methods used by any of the Corporations or change of or disagreement with the independent accountants of the Corporations; or

                           (j)      agreement,  whether oral or written,  by any
                                    of  the   Corporations  to  do  any  of  the
                                    foregoing.

         7.13 Insurance. Shareholder has made available to Buyer for Buyer's review true and complete copies of all policies of insurance to which any Corporation is a party or under which any Corporation, or any director (in respect of director liability) of any Corporation, is or has been covered at any time within the three years preceding the date of this Agreement.

                  7.13.1. Neither Shareholder nor any Corporation has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  7.13.2. The Corporations have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Corporation is a party or that provides coverage to any Corporation or director thereof.

                  7.13.3. The Corporations have given notice to the insurer of all claims that may be insured thereby.

         7.14 EMPLOYEES. To the knowledge of Shareholder and the Corporations, no employee of any Corporation is a party to, or is otherwise bound by, any agreement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee of the Corporations, or (ii) the ability of any Corporation to conduct its business. To Shareholder's and the Corporation's knowledge (without any investigation), no officer, or other key employee of any Corporation intends to terminate his employment with such Corporation.

         7.15 BANKRUPTCY. No act of bankruptcy has occurred with respect to Shareholder or the Corporations. As used herein, the term "Act of Bankruptcy" shall mean any of the following by a party thereto or any general partner thereof: (a) applying for or consenting to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its assets; (b) admitting in writing its inability to pay its debts as they become due; (c) making a general assignment for the benefit of its creditors;
                  (d) filing a voluntary petition or commencement of a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect); (e) being adjudicated a bankrupt or insolvent; (f) filing a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts; or (g) failing to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect).

         7.16     TAX MATTERS.

                  7.16.1.           tax representations and warranties.

                           (a)      Each of the Corporations and the
                                    Consolidated Group has filed all Tax Returns
                                    that it was  required to file.  All such Tax
                                    Returns  were  correct  and  complete in all
                                    material  respects  and none of such returns
                                    is  currently  under  audit,  other than the
                                    audit currently being concluded  between the
                                    former consolidated group which included the
                                    Corporations for calendar years 1991 through
                                    1996. All field work for such audit has been
                                    completed.    In    addition,    both    the
                                    Corporations   and  other   members  of  the
                                    Consolidated  Group  have  received  notices
                                    from the State of  Florida  with  respect to
                                    audit of certain sales tax obligations,  and
                                    tangible  personal  property tax obligations
                                    which  audits  currently  are  pending.  All
                                    Taxes  owed  by the  Consolidated  Group  or
                                    either of the  Corporations  (whether or not
                                    shown on any Tax  Return)  have  been  paid,
                                    except  such   additional   tax  as  may  be
                                    assessed  pursuant  to  such  audit,   which
                                    additional  tax,  if any,  shall  be paid by
                                    Shareholder   or   other   members   of  the
                                    Consolidated    Group,    other   than   the
                                    Corporations. None of Shareholder and the Corporations currently are the beneficiary of any extension of time within which to file any Tax

                                    Return  but an  extension  may be  filed  by
                                    Shareholder  with respect to Tax Returns for
                                    calendar  year 1998.  No claim has ever been
                                    made by an authority in a jurisdiction where
                                    any  of  the   Consolidated   Group  or  the
                                    Corporations do not file Tax Returns that it
                                    is or may be  subject  to  taxation  by that
                                    jurisdiction.    There   are   no   security
                                    interests on any of the assets of either of the Corporations that arose in connection with the failure (or alleged failure) to pay any Tax.

                           (b) Each of the Corporations and the Consolidated Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                           (c)      No director or officer (or employee
                                    responsible  for Tax matters) of Shareholder
                                    or the Corporations  expect any authority to
                                    assess any  additional  Taxes for any period
                                    for which Tax Returns have been filed except
                                    as may be  described  in Section 7.16 of the
                                    Disclosure  Letter.  There is no  dispute or
                                    claim concerning any Tax liability of any of
                                    the Consolidated  Group and the Corporations
                                    either   (A)   claimed   or  raised  by  any
                                    authority  in writing or (B) as to which any
                                    of the directors and officers (and employees
                                    responsible  for Tax matters) of Shareholder
                                    or the  Corporations  have  knowledge  based
                                    upon personal contact with any agent of such
                                    authority. Shareholder has made available to
                                    Buyer correct and complete copies of all Tax
                                    Returns, examination reports, and statements
                                    of deficiencies  assessed  against or agreed
                                    to by any of Shareholder or the Corporations
                                    since  January 1, 1995.  Buyer is aware that
                                    the   Corporations   are   included  in  the
                                    consolidated returns filed by Shareholder's parent company, and Buyer will be provided with copies of the separate federal Tax Returns of the Corporations that were used to prepare such consolidated returns.

                           (d) None of Shareholder, the Corporations and the Consolidated Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                           (e) Neither of the Corporations has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither of the Corporations has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. Shareholder, the Consolidated Group and the Corporations have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of

                                    Code Section 6662.  The  Corporations  are a
                                    party  to  a  Tax  sharing   agreement  with
                                    Shareholder   and  other   members   of  the
                                    Consolidated   Group,   which  Tax   sharing
                                    agreement  will  be  terminated  as  to  the
                                    Corporations  as of  the  Closing  Date  and
                                    neither  Corporation will have any remaining
                                    liability   thereunder  for  any  tax  year.
                                    During  calendar year 1995, the ownership of
                                    Shareholder   was   transferred   from   one
                                    affiliate   of   Shareholder   to   another.
                                    Subsequent   to  this   transfer,   none  of
                                    Shareholder nor the  Corporations has been a
                                    member  of  an  affiliated  group  filing  a
                                    consolidated   federal   income  Tax  Return
                                    (other  than a group  the  common  parent of
                                    which   was  the   parent   corporation   of
                                    Shareholder). Neither of the Corporations has any liability for the Taxes of any person or entity (other than Reg. 1.1502-6 or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise.

                           (f) The unpaid Taxes of Shareholder, the Consolidated Group and the Corporations: (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet provided to Buyer (rather than in any notes thereto); and (B) do not exceed that reserve as adjusted for the passage of time through the Closing date in accordance with the past custom and practice of Shareholder, the Consolidated Group and the Corporations.

                  7.16.2. CONSOLIDATED INCOME RETURNS; SEPARATE INCOME RETURNS. Each of Calder and Tropical shall continue to be included for all then current taxable periods ended on or before the Closing Date in the federal consolidated income Tax Return and any required state or local consolidated or combined income or franchise Tax Returns that include such Corporation (all such Tax Returns, together with all federal consolidated and state or local consolidated or combined returns for all taxable periods of either Corporation ended on or through the Closing Date, are hereinafter referred to, collectively, as "Pre-Closing Consolidated Income Returns"). Shareholder shall cause the timely preparation and filing of all Pre-Closing Consolidated Income Returns and, on behalf of each of the Corporations, all state and local income and franchise Tax Returns (other than Pre-Closing Consolidated Income Returns) that are required by applicable law, covering such Corporations for all taxable periods ending on or through the Closing Date ("Pre-Closing Separate Income Returns").

                  7.16.3. Non-Income Returns. Shareholder shall cause each Corporation to timely prepare and file all Tax Returns of such Corporation other than Pre-Closing Consolidated Income Returns and Pre-Closing Separate Income Returns required by law for all taxable periods ending on or through the Closing Date ("Pre-Closing Non-Income Returns").

                  7.16.4. PRE-CLOSING RETURNS. Pre-Closing Consolidated Income Returns, Pre-Closing Separate Income Returns and Pre-Closing Non-income Returns (whether or not yet filed) are hereinafter collectively referred to as "Pre-Closing Returns". All Pre-Closing Returns shall be prepared by Shareholder subject to the review of Buyer, in a manner consistent with prior practices and shall properly include and reflect the income, activities, operations and transactions of the applicable Corporation. After the Closing Date, Buyer shall timely make available to Shareholder all records and information of the Corporations reasonably required in order for Shareholder to cause the preparation or review of any Pre-Closing Returns not yet filed as of the Closing Date.

                  7.16.5. END OF TAXABLE PERIOD. If either Corporation is permitted under any applicable state or local income tax law to treat the Closing Date as the last day of the taxable period during or immediately after which the Closing occurs, Buyer and Shareholder shall treat (and cause their respective affiliates to treat) the Closing Date, as the last day of such taxable period.

                  7.16.6. POST-CLOSING TAXES. Buyer shall timely prepare and file, or cause to be prepared and filed, all Tax Returns required by law for all Taxes covering the Corporations for taxable periods ending after the Closing Date ("Post-Closing Returns"). Buyer shall cause the Corporations to timely pay all Taxes relating to Post-Closing Returns ("Post-Closing Taxes").

                  7.16.7. TAX COOPERATION. The Corporations will furnish Tax information to Shareholder for inclusion in Shareholder's Federal Consolidated Income Tax Return for the period which includes the Closing Date in accordance with the Corporations' past custom and practice. Shareholder will allow Buyer an opportunity to review and comment upon such Tax Return (including any amended return) to the extent that they relate to the Corporations. Shareholder will take no position on such returns that relate to the Corporations that would adversely affect the Corporations after the Closing Date, unless such position would be reasonable in the case of a person that owned the Corporations both before and after the Closing Date. The income of the Corporations will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Corporations as of the end of the Closing Date. Buyer and Shareholder and their affiliates shall  preserve  all  information,  returns,
                                    books,  records,  including machine sensible
                                    records  as  defined  in  Internal   Revenue
                                    Service   Revenue    Procedure   91-59   and
                                    documents  relating to any  liabilities  for
                                    Taxes with respect to a taxable period until
                                    the   later   of  the   expiration   of  all
                                    applicable   statutes  of   limitation   and
                                    extension thereof or a final determination with respect to Taxes for such period.

                  7.16.8.           INDEMNIFICATION.

                           (a) OBLIGATIONS OF SHAREHOLDER. After the Closing Date, Shareholder shall indemnify and hold harmless Buyer and the Corporations from and against any unpaid Tax liability with respect to any Pre-Closing Return filed or required to be filed for any period ending on or through Closing, except to the extent such unpaid Tax liability is (i) either reflected as a liability of a Corporation in the 1997 Financial Statements or 1998 Audited Financials made available to Buyer for review (other than an inter-company tax liability which is required to be adjusted or paid as of the Closing Date) or (ii) taken into account in calculating working capital for the
                                    Corporation    from   the   1997   Financial
                                    Statements   or  1998   Audited   Financials
                                    (together,  a  "Scheduled  Tax  Liability").
                                    Shareholder  shall pay such amounts as it is
                                    obligated   to   pay   to   Buyer   or   the
                                    Corporations  within 30 calendar  days after
                                    receipt by  Shareholder of notice from Buyer
                                    of payment of any such unpaid Tax  liability
                                    by Buyer or the Corporations.  Except to the
                                    extent  it  is  a  Scheduled  Tax  Liability
                                    (other than an  inter-company  tax liability
                                    which is  required to be adjusted or paid as
                                    of the Closing Date), Shareholder shall also
                                    indemnify  and hold  harmless  Buyer and the
                                    Corporations from and against (i) any unpaid
                                    Tax  liability  of  the   Corporations   for
                                    periods  prior to and  including the Closing
                                    Date resulting from the  Corporations  being
                                    severally   liable  for  any  Taxes  of  any
                                    Consolidated Group of which the Corporations
                                    (prior to the Closing  Date) or an affiliate
                                    (or  predecessor)   were  or  are  a  member
                                    pursuant  to  Treasury  Regulations  Section
                                    1.1502-6 or any analogous state or local Tax provision (ii) any unpaid Tax liability of the Corporations resulting solely from the Corporations' ceasing to be a member of the Consolidated Group, including under Treasury Regulations Sections 1.1502-13, 1.1502-14 and 1.1502-19 and analogous state or local Tax provisions.

                           (b) Obligations of Buyer and the Corporation. After the Closing Date, Buyer and the Corporations, jointly and severally, shall indemnify and hold harmless Shareholder and each of its affiliates from (i) all Post-Closing Taxes and (ii) all unpaid Tax liabilities of the Corporations, Shareholder or any of their affiliates as a result of any transaction of either Corporation not in the ordinary course of business  occurring  after  Closing Date and
                                    after Buyer's  purchase of the Stock.  Buyer
                                    shall pay such  amounts  within 30  calendar
                                    days  after  receipt of notice of payment of
                                    any such Tax liability by Shareholder or any
                                    affiliate,   subject  to  Buyer's  right  to
                                    contest in good faith such liability.

                                    The foregoing indemnification obligations shall survive the Closing.

                  7.16.9.           NOTIFICATION OF PROCEEDINGS; CONTROL:
                                    REFUNDS.

                           (a)      If  Buyer  or  either   Corporation  or  any
                                    affiliate  of any of them  receives  notice,
                                    whether orally or in writing, of any pending
                                    or   threatened   federal,   state,   local,
                                    municipal   or  foreign  tax   examinations,
                                    claims,  settlements,  proposed adjustments,
                                    assessments  or   reassessments  or  related
                                    matters  with  respect  to  any  Pre-Closing
                                    Taxes, Buyer shall notify Shareholder in writing within 10 calendar days thereof.

                           (b) Each of Shareholder and Buyer shall have the right to control any audit or examination by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any Taxes, the ultimate liability for which is the responsibility of that party or its affiliates under this Section 7.16 and each shall be entitled to, and to the extent received by the other shall be promptly paid by the other, all refunds with respect to any such Taxes.

                  7.16.10. TAX EFFECT OF PAYMENTS. The amount of any payments required to be made under Section
                                    7.16.9 shall be reduced by the amount of any
                                    Tax benefit actually received  (including by
                                    refund or by reduction of or offset  against
                                    Taxes  otherwise  payable) by  recipient  by
                                    reason of the payment or  occurrence by such
                                    recipient   of  the  item  for   which   the
                                    indemnity is being sought. Each party shall notify the other of such receipt of any such Tax benefits.

                  7.16.11.          TAX COVENANTS.

                           (a) TAX SHARING AGREEMENTS. Any tax sharing agreement between Shareholder, the Consolidated Group and either of the Corporations shall be terminated as of the Closing Date and will have no further effect for any future taxable year.

                           (b) TAXES OF OTHER PERSONS. Shareholder agrees to indemnify Buyer and the Corporations from and against the entirety of any adverse consequences Buyer or the Corporations may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of either of the  Corporations for
                                    Taxes   of  any   entity   other   than  the
                                    Corporations (i) under Reg.  ss.1.1502-6 (or
                                    any  similar  provision  of state,  local or
                                    foreign  law);   (ii)  as  a  transferee  or
                                    successor;   (iii)  by  contract;   or  (iv)
                                    otherwise.  The  foregoing   indemnification
                                    obligation shall survive the Closing.

                           (c) RETURNS FOR PERIODS THROUGH THE CLOSING DATE. Shareholder will include the income of the Corporations (including any deferred income triggered into income by Reg.SS.1.1502-13 and SS.1.1502-14 and any excess loss accounts taken into income under
                                    Reg.SS.1.1502-19)    on   the   Consolidated
                                    Group's   consolidated  federal  income  Tax
                                    Returns for all periods  through the Closing
                                    Date  and  pay  any  federal   income  Taxes
                                    attributable  to  such  income.  Shareholder
                                    will take no position on such  returns  that
                                    relate  to  the   Corporations   that  would
                                    adversely affect the Corporations after the Closing Date. The income of the Corporations will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of Shareholder and its subsidiaries as of the end of the Closing Date.

                           (d) AUDITS. To the extent that any audit of Shareholder's consolidated federal income tax returns related to the Corporations, Shareholder shall advise Buyer thereof and shall keep Buyer advised concerning any possible assessment of additional tax obligations for the Corporations. Shareholder will advise Buyer of the terms of any proposed settlement of such audits which would have a material adverse effect on the Corporations after the Closing Date, and provide Buyer with a reasonable opportunity to object to the terms of such settlement, or otherwise provide for reasonable protections for the Corporations in respect of such settlement, to the extent reasonably practicable.

         7.17     OTHER TAX MATTERS.

                  7.17.1.           OTHER TAX REPRESENTATIONS AND WARRANTIES.
                                    Each of the Corporations  (and to the extent
                                    applicable  as related to the  Corporations,
                                    the (Consolidated Group) has filed all Other
                                    Tax Returns for calendar  years 1991 through
                                    the Effective  Date,  and has paid all Other
                                    Taxes for such period except such additional
                                    Other Tax as may be assessed pursuant to the
                                    Florida  sales  tax  audits  or  AD  VALOREM
                                    litigation  mentioned  below,  and except to
                                    the  extent  that any unpaid  liability  for
                                    Other  Tax  is  either  (i)  reflected  as a
                                    liability  of  a  Corporation  in  the  1997
                                    Financial   Statements   or   1998   Audited
                                    Financials   made  available  to  Buyer  for
                                    review  or  (ii)  taken   into   account  in
                                    calculating    working   capital   for   the
                                    Corporations   from   the   1997   Financial
                                    Statements or the 1998

                                    Audited  Financials  (together a  "Scheduled
                                    Other Tax  Liability").  All such  Other Tax
                                    Returns  were  correct  and  complete in all
                                    material  respects  and none of such returns
                                    is currently under audit (other than certain
                                    sales tax  audits  of both the  Corporations
                                    and other members of the Consolidated  Group
                                    by  the  State  of  Florida,   which  audits
                                    currently are pending. Ad Valorem litigation
                                    with the Property  Assessor for the State of
                                    Florida ) also is pending,  as identified in
                                    the  Disclosure  Letter.  No claim  has been
                                    made by an authority in a jurisdiction where
                                    the  Corporations  do  not  file  Other  Tax
                                    Returns that the Corporations are, or may be
                                    subject  to Tax by  that  jurisdiction.  The
                                    Corporations  have  withheld  and  paid  all
                                    Other Taxes  required to have been  withheld
                                    and paid in connection with the amounts paid
                                    or  owing  to  any   employee,   independent
                                    contractor,  creditor,  stockholder or other
                                    third   party.    To   the    knowledge   of
                                    Shareholder,  none of the  Shareholder,  the
                                    Corporations or the  Consolidated  Group has
                                    waived  any  statute  of  limitations   with
                                    respect to Other Taxes or agreed to an extension of time with respect to any Other Tax assessment or deficiency payable by the Corporations.

                  7.17.2. AUDITS AND SUPPLEMENTAL ASSESSMENTS. To the extent that there is any audit, supplemental assessment or other challenge to the amounts reported and paid by the Corporations in respect of any Other Taxes, the Corporations and Buyer shall advise Shareholder thereof and shall keep Shareholder advised concerning any possible assessment of additional tax obligations in respect of Other Taxes payable for the period with respect to which Shareholder is responsible. Buyer and the Corporations will advise Shareholder of the terms of any proposed settlement of such audits or additional assessments which could result in the liability of Shareholder under this Agreement, and provide Shareholder with a reasonable opportunity to object to the terms of such settlement.

         7.18 LIMITATIONS ON REPRESENTATIONS AND WARRANTIES. Shareholder's representations and warranties hereunder are subject to the following:

                           (a) BUYER HEREBY AGREES AND ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN THIS SECTION 7, NEITHER SHAREHOLDER NOR ANY AGENT, ATTORNEY, EMPLOYEE OR REPRESENTATIVE OF SHAREHOLDER HAS MADE ANY REPRESENTATION WHATSOEVER REGARDING THE SUBJECT MATTER OF THIS AGREEMENT, OR ANY PART THEREOF, INCLUDING (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) REPRESENTATIONS OR WARRANTIES AS TO THE OPERATION OF THE BUSINESS OR THE PHYSICAL NATURE OR CONDITION OF THE PROPERTY,

                                    OR   THE   IMPROVEMENTS   THEREON,   OR  THE
                                    CAPABILITIES  THEREOF,  AND THAT  BUYER,  IN
                                    EXECUTING, DELIVERING AND/OR PERFORMING THIS
                                    AGREEMENT,  DOES NOT RELY UPON ANY STATEMENT
                                    AND/OR   INFORMATION  TO  WHOMEVER  MADE  OR
                                    GIVEN, DIRECTLY OR INDIRECTLY,  ORALLY OR IN
                                    WRITING,   BY  ANY   INDIVIDUAL,   FIRM   OR
                                    CORPORATION EXCEPT THOSE EXPRESSLY CONTAINED
                                    HEREIN OR  DELIVERED  PURSUANT  HERETO OR IN
                                    ANY   DOCUMENTS   EXECUTED   IN   CONNECTION
                                    HEREWITH.   EXCEPT  AS  OTHERWISE   PROVIDED
                                    HEREIN,  BUYER AGREES TO TAKE THE STOCK, AND
                                    ACCEPTS  ALL  ASSETS  OF  THE   CORPORATION,
                                    INCLUDING  WITHOUT  LIMITATION THE PROPERTY.
                                    "AS  IS,"  AS  OF  THE  CLOSING   DATE.   IN
                                    ADDITION,   EXCEPT  AS  SET  FORTH  IN  THIS
                                    SECTION 7 AND SHAREHOLDER'S  INDEMNIFICATION
                                    HEREUNDER,      SHAREHOLDER     MAKES     NO
                                    REPRESENTATIONS OR WARRANTIES  REGARDING THE
                                    COMPLIANCE     WITH    ANY     ENVIRONMENTAL
                                    REQUIREMENTS,  INCLUDING  THE  EXISTENCE  OF
                                    HAZARDOUS  MATERIALS  IN,  ON OR  UNDER  THE
                                    PROPERTY.  THE  PROVISIONS OF THIS PARAGRAPH
                                    SHALL SURVIVE THE CLOSING OR ANY TERMINATION
                                    OF THIS AGREEMENT.

                           (b) SHAREHOLDER'S KNOWLEDGE; RECEIPT OF NOTICE. Each reference in Shareholder's representations in this Agreement to Shareholder or the Corporations having received notice is limited to written notice received by Shareholder and written notice having been received by the Designated Employees of Corporation. The term "DESIGNATED EMPLOYEES OF CORPORATION" shall mean the following employees of the Corporations who are currently involved in the operation, maintenance, management and/or leasing of the Property: C. Kenneth Dunn and Michael Abes. The term "to Shareholder's knowledge," "to the knowledge of Shareholder" "to Corporation's knowledge" or "to the knowledge of Corporation(s)" or similar phrase shall mean the matters a person is actually aware of, or those matters a prudent and competent person under similar circumstances would have knowledge of, without any duty to investigate. A non-natural person shall be deemed to have knowledge if any individual who is serving, or has at any time served, as a director, officer, or management employee of such person (or in a similar capacity) has, or at any time had, knowledge of such matter.

                  7.18.2. SUPPLEMENTS TO DISCLOSURES. Shareholder may supplement any disclosure made by Shareholder to Buyer prior to the Closing, by notice given in accordance  with Section 12,
                                    to update the disclosures  made hereunder or
                                    to otherwise include information which would
                                    have  been  required  to  be  set  forth  or
                                    described in the 1997  Financial  Statements
                                    or the 1998  Audited  Financials  or to have
                                    been   noted   as  an   exception   to   the
                                    representations  and warranties in Section 7
                                    had it  existed  on the date  hereof.  Buyer
                                    must accept such supplement  within five (5)
                                    days after delivery of such  supplemental or
                                    further  disclosure by Shareholder.  If such
                                    supplemental   disclosure   is  not   timely
                                    accepted  by Buyer in  accordance  with this
                                    Agreement,    Buyer   may   terminate   this
                                    Agreement and obtain a refund of the Deposit
                                    (and interest thereon).

8. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Shareholder that as of the date of this Agreement and as of the Closing Date:

         8.1 BUYER'S EXISTENCE. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Kentucky.

         8.2 BUYER'S AUTHORITY. Buyer has the full corporate power and authority to execute, deliver and perform Buyer's obligations under this Agreement.

         8.3 ENFORCEABILITY. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, reorganization, moratorium or similar laws or by equitable principles affecting creditors' rights generally.

         8.4 NO VIOLATION. The execution, delivery and performance of Buyer's obligations under this Agreement and the consummation of the transactions contemplated hereby by Buyer (i) will not contravene, or result in a breach or violation of any provisions of applicable law or regulation, or any agreement, judgment, injunction, order, decree or other instrument to which Buyer is a party or by which Buyer is bound; (ii) other than the Approvals, do not require any consent, approval or other authorization of any person, entity or authority required to be obtained by Buyer not previously obtained, and
                  (iii) will not result in the creation of any lien or other encumbrance on any asset of Buyer.

         8.5 adverse events. There is no action, suit or proceeding, pending or known to be threatened, against or affecting Buyer in any court or before any arbitrator or before any governmental authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Buyer is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of Buyer, and (c) could materially and adversely affect the ability of

                  Buyer to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

         8.6 BANKRUPTCY. No Act of Bankruptcy has occurred with respect to Buyer.

         8.7 EMPLOYEES OF CORPORATION. The Buyer represents and warrants to Shareholder, without restricting the ability of Buyer in Buyer's sole discretion to make employment decisions with respect to all employees from and after the Closing Date, that Buyer does not have any current plan to terminate any officer or other executive employee of the Corporations, or to restructure or terminate the employment of any category of employee of the Corporations. Nothing herein is intended to alter the employment-at-will status of any employee whose employment is not currently the subject of an employment agreement.

9.       DEFAULT.

         9.1 MATERIAL BREACH. In the absence of a timely cure of any breach which has occurred prior to the Closing of the transactions described in this Agreement:

                  9.1.1.            SHAREHOLDER'S LIQUIDATED DAMAGES.

                                    IF THE  TRANSFER  OF THE STOCK  PURSUANT  TO
                                    THIS AGREEMENT IS NOT CONSUMMATED BECAUSE OF
                                    BUYER'S   DEFAULT   UNDER   THE   AGREEMENT,
                                    SHAREHOLDER  SHALL BE ENTITLED TO RETAIN THE
                                    DEPOSIT AND ALL INTEREST  ACCRUED THEREON AS
                                    SHAREHOLDER'S    LIQUIDATED   DAMAGES.   THE
                                    PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH
                                    LIQUIDATED  DAMAGES  IS  NOT  INTENDED  AS A
                                    FORFEITURE  OR  PENALTY,  BUT IS INTENDED TO
                                    CONSTITUTE     LIQUIDATED     DAMAGES     TO
                                    SHAREHOLDER.

                  9.1.2.            BUYER'S REMEDIES.

                                    IF THE  TRANSFER  OF THE STOCK  PURSUANT  TO
                                    THIS AGREEMENT IS NOT CONSUMMATED BECAUSE OF
                                    SHAREHOLDER'S  DEFAULT UNDER THE  AGREEMENT,
                                    BUYER SHALL BE ENTITLED  EITHER TO TERMINATE
                                    THIS  AGREEMENT  AND  OBTAIN  REFUND  OF THE
                                    DEPOSIT (AND  INTEREST  THEREON),  OR TO THE
                                    REMEDY OF SPECIFIC  PERFORMANCE WITH RESPECT
                                    TO THIS AGREEMENT,  BUT SPECIFIC PERFORMANCE
                                    SHALL BE ALLOWED  ONLY  UNDER THE  FOLLOWING
                                    CONDITIONS AND CIRCUMSTANCES:

                                    (x)     BUYER SHALL HAVE PERFORMED IN ALL
                                            MATERIAL RESPECTS ALL OBLIGATIONS OF

                                            BUYER UNDER THIS AGREEMENT WHICH ARE
                                            TO BE  PERFORMED  AS OF  SUCH  DATE,
                                            EXCEPT   THAT   WITH    RESPECT   TO
                                            DEPOSITING   THE   BALANCE   OF  THE
                                            PURCHASE   PRICE,   BUYER  SHALL  BE
                                            READY,  WILLING  AND ABLE TO  TIMELY
                                            DEPOSIT SAID FUNDS IN ESCROW; AND

                                    (y)     THE ACTION SHALL BE COMMENCED, AND A
                                            COPY OF THE  SUMMONS  AND  COMPLAINT
                                            SHALL   HAVE   BEEN   DELIVERED   TO
                                            SHAREHOLDER  IN THE SAME  MANNER  AS
                                            REQUIRED   FOR  THE  DELIVERY  OF  A
                                            NOTICE PURSUANT TO THIS AGREEMENT AS
                                            SET FORTH IN  SECTION  12, NOT LATER
                                            THAN  FORTY  FIVE  (45)  DAYS  AFTER
                                            SHAREHOLDER'S DEFAULT.

                                    IN THE EVENT THAT BUYER  SHALL NOT HAVE MADE
                                    ITS   ELECTION   TO  BRING   SUCH   SPECIFIC
                                    PERFORMANCE  ACTION,  AND  DELIVERED  NOTICE
                                    THEREOF  TO  SHAREHOLDER  WITHIN  FORTY FIVE
                                    (45) DAYS  AFTER  SHAREHOLDER'S  DEFAULT  AS
                                    REQUIRED   ABOVE,   BUYER  SHALL  BE  DEEMED
                                    IRREVOCABLY  TO  HAVE  WAIVED,  AS  MATERIAL
                                    CONSIDERATION   FOR   SHAREHOLDER'S   HAVING
                                    ENTERED INTO THIS  AGREEMENT,  THE REMEDY OF
                                    SPECIFIC    PERFORMANCE    ON   ACCOUNT   OF
                                    SHAREHOLDER'S  DEFAULT UNDER THIS  AGREEMENT
                                    AND  TO  HAVE  ELECTED  TO  TERMINATE   THIS
                                    AGREEMENT  AND OBTAIN  REFUND OF THE DEPOSIT
                                    (AND INTEREST THEREON).

         9.2 NO CONTESTING LIQUIDATED DAMAGES. As material consideration to each party's agreement to the liquidated damages provisions stated above, each party hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damage provisions for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made.

         9.3 REMEDIES. If either party breaches its obligations hereunder, then the other party may, without terminating this Agreement, suspend performance until such breach is cured. The obligations of Shareholder under this Agreement shall be without recourse to the assets of any of Shareholder's officers, shareholders, directors, or employees or any parent company, affiliate or subsidiary of Shareholder. The sole recourse of Shareholder for Buyer's default under this Agreement shall be limited solely to the payment of the liquidated damages payable to Shareholder as provided in
                  Section 9.1 above. The obligations of Buyer under this Agreement shall be without recourse to the assets of Buyer's officers, shareholder, directors or employees, or any parent company, affiliate or subsidiary of Buyer.

10. WAIVER OF TRIAL BY JURY. Shareholder and Buyer, to the extent they may legally do so, hereby expressly waive any right to trial by jury of any claim, demand, action, cause of action, or proceeding arising under or with respect to this Agreement, or in any way connected with, or related to, or incidental to, the dealings of the parties hereto with respect to this Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and irrespective of whether sounding in contract, tort, or otherwise. To the extent they may legally do so, Shareholder and Buyer hereby agree that any such claim, demand, action, cause of action, or proceeding shall be decided by a court trial without a jury and that any party hereto may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the other party or parties hereto to waiver of its or their right to trial by jury.

11. ATTORNEY'S FEES. If any action or proceeding or arbitration is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding or arbitration, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and court costs, in addition to any other relief awarded by the court or arbitrator.

12. NOTICES. All notices, demands, approvals, and other communications provided for in this Agreement shall be in writing and shall be effective upon the earliest of the following to occur: (a) when delivered to the recipient; or (b) three (3) Business Days after deposit in a sealed envelope in the United States mail, postage prepaid by registered or certified mail, return receipt requested, addressed to the recipient as set forth below; or (c) the next business day after delivery to an authorized representative of a reputable overnight courier service or (d) when sent if sent via facsimile to the numbers below with receipt confirmed. All notices shall be sent to the addresses set forth below, unless such address shall previously been changed by notice delivered in writing in accordance with the terms of this Agreement:

                  If to Shareholder:     KE Acquisition, Inc.
                                         c/o 660 South Figueroa Street
                                         Suite 1720
                                         Los Angeles, California 90017
                                         Attn:    Mr. Kaoru Nishikawa
                                         Fax No.:  (213)  622-6252

                  With a copy to:        Sonnenschein Nath & Rosenthal
                                         601 South Figueroa Street, Suite 1500
                                         Los Angeles, CA  90017
                                         Attn:    Pamela K. Prickett, Esq.
                                         Fax No.:  (213)  623-9924

                  If  to Buyer:          Churchill Downs Incorporated
                                         700 Central Avenue
                                         Louisville, Kentucky 40208
                                         Attn:    Robert L. Decker, Executive
                                                  Vice President
                                         Fax No.:  (502)  636-4439

                  With a copy to:        Wyatt, Tarrant & Combs
                                         2800 Citizens Plaza
                                         Louisville, Kentucky  40202
                                         Attn:    Robert A. Heath
                                         Fax No.:  (502)  589-0309

         All notices to Escrow Holder shall be sent to Escrow Holder's  Address,
         Attention: Rose Martinez, fax no. (213) 488-4384. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next Business Day immediately following such Saturday, Sunday or legal holiday. The foregoing addresses may be changed by written notice given in accordance with this Section.

13. AMENDMENT: COMPLETE AGREEMENT. All amendments and supplements to this Agreement must be in writing and executed by Buyer and Shareholder. This Agreement contains the entire agreement and understanding between Buyer and Shareholder concerning the subject matter of this Agreement and supersedes all prior agreements, terms, understandings, conditions, representation and warranties, whether written or oral, made by Buyer or Shareholder concerning the Property or the other matters which are the subject of this Agreement. This Agreement has been drafted through a joint effort of the parties and their counsel and, therefore, shall not be construed in favor of or against either of the parties. The preparation and/or delivery of unsigned drafts of this Agreement shall not create any legally binding rights in the Stock and/or obligations of the parties, and Buyer and Shareholder acknowledge that this Agreement shall be of no effect until it is duly executed by Buyer and Shareholder.

14. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida.

15. SEVERABILITY. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement (including the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable) shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

16. COUNTERPARTS, HEADINGS AND DEFINED TERMS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement. Unless expressly stated to the contrary, all references to "days" in this Agreement mean calendar days, and "business days" has the meaning assigned to such term in
         Section 1.7.

17.      TIME OF THE ESSENCE. Time is of the essence of this Agreement.

18. WAIVER. No waiver by Buyer or Shareholder of any of the terms or conditions of this Agreement or any of their respective rights under this Agreement shall be effective unless such waiver is in writing and signed by the party charged with the waiver.

19. THIRD PARTIES. This Agreement is entered into for the sole benefit of Buyer and Shareholder and their respective permitted successors and assigns. No party other than Buyer and Shareholder and such permitted successors and assigns shall have any right of action under or rights or remedies by reason of this Agreement.

20. ADDITIONAL DOCUMENTS. Each party agrees to perform any further acts and to execute and deliver such further documents which may be reasonably necessary to carry out the terms of this Agreement.

21. INDEPENDENT COUNSEL. Buyer and Shareholder each acknowledge that: (i) they have been represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel; and (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that this Agreement was prepared by Shareholder's counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement, shall not be construed against Shareholder because Shareholder's counsel prepared this Agreement in its final form.

22. EFFECT OF REPRESENTATIONS AND WARRANTIES. The express representations and warranties made by any party in this Agreement (as such representations or warranties may be supplemented or modified (with Buyer's express or deemed consent) in accordance with the terms of this Agreement, including without limitation by Shareholder's delivery of the Certificate to be delivered pursuant to Section 3.6.5 which is accepted by Buyer, which shall supercede any conflicting representation or warranty set forth in this Agreement) shall survive the Closing of the transactions described herein for a period of two (2) years, with the exception of Section 7.2, Section 7.7 (only as to the representations and warranties set forth in the third and fourth sentences thereof, with respect to Environmental Compliance), and 7.17 which shall survive for the period of the statute of limitations applicable to the respective subject of such representations and warranties, or a claim based upon a breach thereof. No claim shall be asserted based upon a violation or breach of any representation or warranty contained in this Agreement unless the aggregate amount of the damages claimed to have been caused as a direct result of all such breaches or violations is not less than One Hundred Thousand Dollars ($100,000.00) and the particular items which collectively comprise such claimed damages each have an individual amount of not less than Five Thousand Dollars ($5,000.00) as to any individual item of damage within that aggregate claimed damages. To the extent that the aggregate damage of $100,000.00 is met or exceeded, the full amount of the damage (and not just the amounts claimed in excess of $100,000.00) shall be payable, subject to the requirement that no constituent item of damage be for an amount less than $5,000.00). No party shall have any liability in respect of any alleged breach or violation of a representation or warranty unless a claim is made setting forth the specific breach or basis of liability, and the amount of damages asserted to have been caused thereby, which notice shall be delivered to the party asserted to be in breach or violation prior to the expiration of the respective time limitation set forth above applicable to the specific representation or warranty asserted to have been breached.

         Shareholder shall have no liability with respect to any of the representations or warranties made by Shareholder in connection with this Agreement if, prior to the Closing, Buyer has actual knowledge (from whatever source, including without limitation as a result of Buyer's due diligence investigations or written disclosure by Shareholder or Shareholder's agents and employees) that contradicts any of the foregoing representations and warranties in any material respect or renders any of the foregoing representations and warranties untrue or incorrect in any material respect, and Buyer nonetheless consummates the transaction contemplated by this Agreement.

23. AS IS TRANSACTION; NO WARRANTIES. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND COVENANTS SET FORTH IN THIS AGREEMENT, THE STOCK, CORPORATIONS AND ALL ASSETS OF THE CORPORATIONS, INCLUDING WITHOUT LIMITATION THE PROPERTY IS PURCHASED AND SOLD "AS IS". THE PURCHASE PRICE AND THE TERMS AND CONDITIONS SET FORTH HEREIN ARE THE RESULT OF ARM'S-LENGTH BARGAINING BETWEEN PARTIES FAMILIAR WITH TRANSACTIONS OF THIS KIND, AND SAID PRICE, TERMS AND CONDITIONS REFLECT THE FACT THAT BUYER SHALL HAVE THE BENEFIT OF, AND IS RELYING UPON, NO STATEMENTS, REPRESENTATIONS OR WARRANTIES WHATSOEVER, MADE BY OR ENFORCEABLE AGAINST SHAREHOLDER RELATING TO THE CORPORATIONS, THE PROPERTY OR OTHER ASSETS, EXCEPT SUCH REPRESENTATIONS AND WARRANTIES AND OTHER PROVISIONS AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. BUYER REPRESENTS, WARRANTS AND COVENANTS TO SHAREHOLDER THAT, EXCEPT FOR SHAREHOLDER'S EXPRESS REPRESENTATIONS AND WARRANTIES AND COVENANTS SPECIFIED IN THIS AGREEMENT, BUYER IS RELYING SOLELY UPON BUYER'S OWN INVESTIGATION OF THE CORPORATIONS AND THE PROPERTY. IF SHAREHOLDER OBTAINS OR HAS OBTAINED THE SERVICES, OPINIONS OR WORK PRODUCT OF SURVEYORS, ARCHITECTS, ENGINEERS, ESCROW HOLDER, GOVERNMENTAL
         AUTHORITIES OR ANY OTHER PERSON OR ENTITY WITH RESPECT TO THE CORPORATIONS OR THE PROPERTY, BUYER AND SHAREHOLDER AGREE THAT SHAREHOLDER SHALL DO SO ONLY FOR THE CONVENIENCE OF BOTH PARTIES, AND THE RELIANCE BY BUYER UPON ANY SUCH SERVICES, OPINIONS OR WORK PRODUCT SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SHAREHOLDER.

         BUYER HEREBY EXPRESSLY ACKNOWLEDGES THAT PRIOR TO THE CLOSING, BUYER WILL HAVE HAD THE OPPORTUNITY TO INVESTIGATE

         ALL PHYSICAL AND ECONOMIC ASPECTS OF THE CORPORATIONS AND THEIR ASSETS AND TO MAKE ALL INSPECTIONS AND INVESTIGATIONS OF THE CORPORATIONS AND THE PROPERTY WHICH BUYER DEEMS NECESSARY OR DESIRABLE TO PROTECT ITS INTERESTS IN ACQUIRING THE CORPORATION AND THE PROPERTY, INCLUDING, WITHOUT LIMITATION, RACING OR GAMING LICENSES AND OTHER PERMITS RELATED TO OPERATION OF THE BUSINESS, BUILDING PERMITS, CERTIFICATES OF OCCUPANCY, ENVIRONMENTAL AUDITS AND ASSESSMENTS, TOXIC REPORTS, SURVEYS, INVESTIGATION OF LAND USE AND DEVELOPMENT RIGHTS, AND THE CONDITION OF THE PROPERTY AND ALL IMPROVEMENTS THEREON (INCLUDING WITHOUT LIMITATION WITH RESPECT TO ANY ENVIRONMENTAL HAZARDS OR CONDITIONS). EXCEPT AS MAY BE SET FORTH IN THIS AGREEMENT, BUYER DOES HEREBY WAIVE, AND SHAREHOLDER DOES HEREBY DISCLAIM, ALL WARRANTIES OF ANY TYPE OR KIND WHATSOEVER WITH RESPECT TO THE PROPERTY, WHETHER EXPRESS OR IMPLIED, INCLUDING, BY WAY OF DESCRIPTION BUT NOT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE.

24. GOVERNMENTAL APPROVALS; LICENSE TRANSFER. Nothing contained in this Agreement shall be construed as authorizing Buyer to apply for any discretionary governmental act, approval or permit with respect to the Corporations, Business or Property prior to the Closing, other than the submission by Buyer to the Division of Pari-Mutuel Wagering of an application for approval of a change in control of the Pari-Mutuel wagering permits and licenses issued to Calder and Tropical for the operation of the Business ("Transfer Application") and the HSR Notice. Buyer agrees to submit Buyer's Transfer Application and the HSR Notice as provided in Section 3.3.4 above. Shareholder agrees to cooperate with Buyer, and to exercise Shareholder's best commercially practicable efforts to cause the Transfer Application to be approved as promptly as practicable. Buyer agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to the Closing unless first approved by Shareholder, which approval shall not be unreasonably withheld. Buyer's obligation to purchase the Stock shall not be subject to or conditioned upon Buyer's obtaining any variances, zoning amendments, subdivision maps, lot line adjustment or other discretionary governmental act, approval or permit other than approval of the Transfer Application and HSR Notice.

25. INDEMNIFICATION FOR BREACH OF REPRESENTATIONS AND WARRANTIES. Buyer and Shareholder each hereby agrees to indemnify and hold the other harmless from, against and respect of (and shall be entitled to reimbursement on demand by the indemnifying party for) any and all loss, liability, damages or expenses (including reasonable attorneys' fees) resulting from (i) any untrue representation or breach of warranty by the indemnifying party contained herein, or in any certificate, document or instrument delivered to the other party hereunder or (ii) any breach by Buyer or Shareholder of any covenant which is, by its terms, to be performed by Buyer or Shareholder from and after the Closing of the transactions described herein. Any covenants with respect to performance which are required to be performed in full prior to the Closing and are not expressly stated to survive and be required to be performed post-Closing shall be deemed to be waived or satisfied by the Closing of the transactions described in this Agreement.

         In the event any loss, liability, damages or expenses are incurred by the indemnified party for which such indemnified party would be entitled to indemnification pursuant to this Section 25, the indemnified party shall promptly notify the indemnifying party in writing of such loss, liability, damages and expenses. The indemnifying party agrees that it will promptly reimburse and pay the indemnified party for such damages, loss, liability and expenses. If any claim for indemnification hereunder is based upon an action or claim filed or made by a third party, the indemnifying party shall have the right to negotiate a settlement or compromise of any such action or claim, or to defend any such action or claim at the sole cost and expense of the indemnifying party with counsel selected by the indemnifying party and approved by the indemnified party; provided, however, that the indemnified party at its expense shall have the right to have its counsel participate in such proceedings, and any compromise or settlement of any claim for other than solely money damages shall be subject to the consent of the indemnified party.

         An assertion, demand or request for indemnification pursuant to subsection (i) of the first paragraph of this Section 25, shall not be effective unless it is made within two years after the Closing Date or such longer period as may be in accordance with Section 22, and only to the extent that the damage caused by such breach of warranty or untrue representation exceeds One Hundred Thousand Dollars ($100,000.00) in the aggregate and not less than Five Thousand Dollars ($5,000.00) as to any individual item of damage within that aggregate claimed damage.

26. ASSIGNMENT. Neither Shareholder nor Buyer shall assign its rights nor delegate its obligations hereunder, without obtaining the prior written consent of the other. Notwithstanding the foregoing, Buyer may assign its rights and delegate its obligations hereunder if (i) the assignee and/or delegatee is a partnership, limited liability company or other entity formed by Buyer, the principals of Buyer or any entity which controls or is controlled by or under common control with Buyer or the principals of Buyer, and (ii) the assignee and/or designee has executed an express written assumption of all of Buyer's obligations hereunder. In no event shall any such assignment relieve Buyer from its obligations under this Agreement. Any other purported or attempted assignment or delegation without obtaining Shareholder's prior written consent shall be void and of no effect.

27. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer set forth in Section 26, this Agreement shall be binding upon and inure to the benefits of the heirs, successors and assigns of the parties hereto. In no event shall Buyer have any right to delay or postpone the Closing to create a partnership, corporation or other form of business association or to obtain financing to acquire title to the Stock or to coordinate with any other sale, transfer, exchange or conveyance.

28. EXHIBITS. Each reference to an exhibit, appendix or schedule in this Agreement shall mean the exhibits, appendices and schedules attached to or delivered as part of the Disclosure Letter to this Agreement. Each such exhibit, appendix and schedule is incorporated herein by this reference.

29. DUTY OF CONFIDENTIALITY. Buyer and Shareholder covenant, represent and warrant that each shall keep all information and/or reports obtained from the other, or related to or connected with the Property, the other party, or this transaction, confidential and will not disclose any such information to any person or entity, except such disclosure to such party's attorneys, accountants or advisors assisting with this transaction as is necessary in connection with this transaction, disclosure of information in the public domain or compelled by law or order of court, or the rules and regulations of the SEC or the Nasdaq Stock Market, without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer is in full compliance with its obligations under the terms of the Confidentiality Agreement dated October 24, 1998, and both Buyer and Shareholder are in full compliance with their obligations concerning confidentiality under the terms of the proposal letter dated December 24, 1998 and the terms thereof are hereby incorporated herein. Buyer's obligations under such agreement shall terminate upon the Closing; provided, however, that from and after the Closing Date, Buyer shall comply with this Section 29 and any confidentiality requirements imposed on Buyer under any applicable law, except that Buyer shall be permitted to disclose information concerning the Corporations.

30. FURTHER DOCUMENTS AND ACTS; GOOD FAITH. Each of the parties hereto agrees to cooperate in good faith with each other, and to execute and deliver such further documents and perform such other acts as may be reasonably necessary or appropriate to consummate and carry into effect the transactions contemplated under this Agreement. Both parties' obligations to perform acts or to approve, disapprove, or conditionally approve documents, materials or other matters called for in this Agreement shall, unless expressly permitted by the terms of this Agreement to be in the sole and absolute discretion of such party, be in good faith.

31. GROUND LEASE PROPERTY TRANSACTION. Buyer acknowledges that Shareholder has entered into an agreement with American Real Estate Holding Limited Partnership ("ARE") to sell to ARE the fee interest in the real property adjacent to the Property on which the Holiday Inn Hotel is located. All net proceeds payable by ARE to Calder, as "Seller" under such agreement, is required by the Mortgagee to be paid to Mortgagee in partial repayment of the Outstanding Loan Balance as a condition to obtaining from Mortgagee of a partial reconveyance of the Mortgage with respect to such real property, and Buyer hereby accepts and agrees that such net proceeds payable to Calder shall be paid to the Mortgagee in partial repayment of the Outstanding Loan Balance unless such Outstanding Loan Balance has already been paid.

32. INDEMNIFICATION BY BUYER. With respect to the resignations to be given by the officers of the Corporations as set forth in Section 3.6.8, or the termination of the Calder 401 (k) Plan in accordance with Section 7.9(a) (each and all of which is referred to as a "Buyer Requested Action"), Buyer hereby agrees to indemnify and hold Shareholder (and in the event the transactions described herein do not Close, the Corporations) harmless from, against and respect of (and the indemnified party shall be entitled to reimbursement on demand from Buyer for) any and all loss, liability, damage or expense (including reasonable attorneys' fees) resulting from any claim or damage asserted to have been caused by having performed the Buyer Requested Action.

         IN WITNESS WHEREOF, Buyer and Shareholder do hereby execute this Agreement as of the date first written above.

                                 "SHAREHOLDER"

                                 KE ACQUISITION CORP.,
                                 a Delaware corporation



                                 By:       /S/  K. NISHIKAWA
                                 Its:        PRESIDENT


                                 "BUYER"
                                 CHURCHILL DOWNS INCORPORATED
                                 a Kentucky corporation



                                 By:       /S/  ROBERT L. DECKER
                                 Its:        EXECUTIVE VICE PRESIDENT  AND CFO

ACCEPTANCE BY ESCROW HOLDER

Escrow Holder acknowledges receipt of the foregoing Agreement and accepts the instructions contained therein.


                                  CHICAGO TITLE INSURANCE COMPANY
                                  Escrow Holder


                                      /S/ NKO JUSTIN
                                   By:   NKO JUSTIN FOR ROSE MARTINEZ
                                   Its:    SENIOR ESCROW OFFICER

                                   APPENDIX 1

                            OUTSTANDING LOAN BALANCE



1. Loan Agreement by and among Calder Race Course, Inc., Tropical Park, Inc., and Catoctin International Racing Corporation as "Borrower" and Kawasaki Leasing International, Inc. as "Lender, dated as of July 20, 1990 with respect to the $88,000,000.00 loan made pursuant thereto (the "Loan").
(a) Secured Promissory Note in the principal amount of Eighty Eight Million Dollars made by Borrower in favor of Lender in respect of the Loan. (See Item (j))
(b) Guaranty and Security Agreement made by Calder dated as of August 30, 1990 in respect of the Loan. (c) Mortgage and Security Agreement made by Calder dated as of August 30, 1990 securing the Loan. (d) Assignment of Leases, Rents and Profits made by Calder dated as of August 30, 1990 in respect of the Loan.
(e) Guaranty and Security Agreement made by Tropical dated as of August 30, 1990 in respect of the Loan.
(f) Subordination Agreement made by Tropical dated as of August 30, 1990 in respect of the Loan.
(g) UCC-1 Financing Statements perfecting the Security Agreements made by Calder and Tropical, as renewed.
(h) Contribution to capital of K E Acquisition Corp. of a portion of the outstanding Loan balance as of January 1, 1992.
(i) Promissory Note dated as of January 2, 1992 made by Calder in favor of Lender in the original principal amount of $3,094,878.00. (See Item
         (j))
(j) Amended and Restated Promissory Note dated as of November 30, 1995 made by Calder and Tropical confirming the then-outstanding principal balance of the Loan as $58,873,570.00.
(k) Assignment of interest in Loan made by Kawasaki Leasing International as "Assignor" to Kawasaki Leasing (USA), Inc. as "Assignee" dated as of November 30, 1995.



                                   APPENDIX I

                                   EXHIBIT "A"


                                LEGAL DESCRIPTION

The North 3/4 of the NW 1/4, less the West 30 feet thereof; the N 1/2 of the NE 1/4; and the N 1/2 of the SE 1/4 of the NE 1/4, all of Section 34, Township 51 South, Range 41 East, Miami-Dade County, Florida;

AND

All that portion of the S 1/2 of the SE 1/4 of the NE 1/4 of said Section 34 described as follows:

Begin at the Northeast  corner of said S 1/2 of the SE 1/4 of the NE 1/4 of said
Section 34; thence run South 51 feet along the East line thereof; thence run West 1323.64 feet, more or less to an intersection with the West line of said S 1/2 of the SE 1/4 of the NE 1/4 at a point 76 feet South of the Northwest corner thereof, as measured along said West line; thence run North 76 feet along said West line, to the Northwest corner of said S 1/2 of the SE 1/4 of the NE 1/4; thence run East 1323.33 feet, more or less, along the North line of said S 1/2 of the SE 1/4 of the NE 1/4, to the Point of Beginning;

AND

All that portion of the N 1/2 of the SW 1/4 of the NE 1/4 of said Section 34 described as follows:

Begin at Northeast corner of said N 1/2 of the SW 1/4 of the NE 1/4; thence run South 91 feet along the East line thereof; thence run West 1322.75 feet, to an intersection with the West line of said N 1/2 of the SW 1/4 of the NE 1/4, at a point 115 feet South of the Northwest corner thereof, as measured along said West line; thence run North 115 feet along said West line to the Northwest corner of said N 1/2 of the SW 1/4 of the NE 1/4; thence run East 1322.44 feet along the North line of said N 1/2 of the SW 1/4 of the NE 1/4 of said Section 34 to the Point of Beginning;

AND

All that portion of the S 1/2 of the S 1/2 of the NW 1/4 of said Section 34 described as follows:

Begin at the Northeast corner of said S 1/2 of the S 1/2 of the NW 1/4; thence run South 97.0 feet along the East line thereof; thence run West 2596.46 feet to an intersection with a line 43 feet East of, as measured at right angles, and parallel to the West line of said NW 1/4, at a point 137 feet South of the North line of said S 1/2 of the S 1/2 of the NW 1/4, as measured along said parallel line; thence run North 137 feet along said parallel line, to an intersection with said North line of the S 1/2 of the S 1/2 of the NW 1/4; thence run East 2596.03 feet along said North line to the Point of Beginning;

AND

                                  APPENDIX A-1

All that portion of the NW 1/4 of Section 35, Township 51 South, Range 41 East, Miami-Dade County, Florida, lying West of a line 5 feet West of and parallel to the Westerly right-of-way line of the Sunshine State Parkway (Florida's Turnpike), less the South 50 feet thereof all as described in Clerk's File No. 74R-111031 as recorded in the Public Records of Miami-Dade County, Florida;

AND

The West 20 feet of the South 50 feet of the NW 1/4 of said Section 35;

AND

The West 70 feet of the SW 1/4 of said Section 35 lying North of the Snake Creek Canal right-of-way, less the East 50 feet thereof;

LESS

County Line Road right-of-way as described in Official Records Book 6971, at Page 631, of the Public Records of Miami-Dade County, Florida;

AND LESS

COMMENCE at the Northwest corner of the Northwest 1/4 of Section 35, Township 51 South, Range 41 East; thence North 88(degree)56'40" East along the North line of said Northwest 1/4, for a distance of 6.47 feet; thence South 03(degree)03'20" East for a distance of 74.31 feet to a point on the South right-of-way line of S.R. 872 as shown on the Right of Way Map for Section 87018-2501, said point also being the Point of Beginning; thence North 88(degree)58'40" East along the South right-of-way line of said S.R. 872, for 82.88 feet to a point on the West right-of-way line of Florida's Turnpike (Sunshine State Parkway) as shown on the Right of Way Map for Contract 1.9 sheet 4 of 8; thence South 02(degree)30'57" East along the West right-of-way line of said Florida's Turnpike for 81.15 feet to a point of intersection with a circular curve concave to the Southwest, said point bearing North 57(degree)33'27" East from the center of said circular curve; thence Northwesterly along said circular curve to the left, having for its elements a central angle of 31(degree)54'27" and a radius of 210.00 feet for an arc distance of 116.95 feet to the Point of Beginning, lying and being in Miami-Dade County, Florida.

Said lands being a portion of Sections 34 and 35, according to Newman's Survey of the East Half of Township 51 South, Range 41 East, Florida, as recorded in Plat Book 1, at Page 118, in the Public Records of Miami-Dade County, Florida.

AND LESS:

Tract "A" and a Portion of Tract "B" according to the plat of HOLIDAY INN AT CALDER as recorded in Plat Book 95, at Page 94, of the Public Records of Miami-Dade County, Florida, being more particularly described as follows:

                                  APPENDIX A-2

Commence at the N.W. corner of Section 34, Township 51 South, Range 41 East, Miami-Dade County, Florida; thence North 88 degrees 30 minutes 20 seconds East along the North line of said Section 34 for 20.00 feet; thence South 01 degree 47 minutes 34 seconds East parallel with the West line of said Section 34 for
54.93 feet to the point of intersection with the Southerly right-of-way line of County Line Road; thence run North 88 degrees 18 minutes 38 seconds East along the said Southerly right-of-way line of County Line Road for 10.00 feet to the Northwest corner of said Tract "A", said point being the Point of Beginning of the following described parcel of land; thence continue North 88 degrees 18 minutes 38 seconds East along said Southerly right-of-way line for 175.00 feet to the N.E. corner of said Tract "A"; thence continue North 88 degrees 18 minutes 38 seconds East along the said Southerly right-of-way line for 458.00 feet to the Northeast corner of said Tract "B"; thence South 01 degree 41 minutes 22 seconds East along the most Easterly line of said Tract "B" for
117.00 feet to a point; thence run South 36 degrees 42 minutes 30 seconds West for 266.31 feet to a point; thence run South 01 degree 47 minutes 34 seconds East along the Easterly line of said Tract "B" for 23.79 feet to a point; thence South 88 degrees 18 minutes 38 seconds West for 467.00 feet to the point of intersection with the West line of said Tract "B"; thence North 01 degree 47 minutes 34 seconds West along the West line of said Tract "B" for 199.50 feet to the Southwest, corner of said Tract "A"; thence continue North 01 degree 47 minutes 34 seconds West along the West line of said Tract "A" for 150.00 feet to the Northwest corner of said Tract "A", said point being the Point of Beginning.

AND LESS

A portion of Section 34, Township 51 South, Range 41 East, Miami-Dade County, Florida, being more particularly described as follows:

Commence at N.W. corner of Section 34, Township 51 South, Range 41 East, Miami-Dade County, Florida; thence North 88 degrees 30 minutes 20 seconds East along the North line of said Section 34 for 20.00 feet; thence South 01 degree 47 minutes 34 seconds East parallel with the West line of said Section 34 for
54.93 feet to the point of intersection with the Southerly right-of-way line of County Line Road; thence run North 88 degrees 18 minutes 38 seconds East along the said Southerly right-of-way line of County Line Road for 10.00 feet to the Northwest corner of said Tract "A"; thence continue North 88 degrees 18 minutes 38 seconds East along said Southerly right-of-way line for 175.00 feet to the N.E. corner of said Tract "A"; thence continue North 88 degrees 18 minutes 38 seconds East along the said Southerly right-of-way line for 458.00 feet to the Northeast corner of said Tract "B"; thence South 01 degree 41 minutes 22 seconds East along the most Easterly line of said Tract "B" for 117.00 feet to a point, said point being the Point of Beginning of the herein described parcel of land; thence continue South 01 degree 41 minutes 22 seconds East along the extension of the most Easterly line of said Tract "B" for 34.52 feet to a point; thence run South 31 degrees 54 minutes 47 seconds West for 188.66 feet to a point; thence run South 32 degrees 07 minutes 11 seconds West for 40.14 feet to as point; thence run South 85 degrees 09 minutes 13 seconds West for 38.69 feet to the point of intersection with the Easterly line of said Tract "B"; thence run North 01 degree 47 minutes 34 seconds West along the Easterly line of said Tract "B" for 18.43 feet to a point, thence run North 36 degrees 42 minutes 30 seconds East along the Easterly line of Tract "B" for 266.31 feet to the Point of Beginning.


                                  APPENDIX A-3

                                   EXHIBIT "B"

                      (Escrow Holder's General Provisions)



(See Escrow Holder's General Provisions, a copy of which are attached hereto and incorporated herein.)




                                   APPENDIX B

                         CHICAGO TITLE INSURANCE COMPANY
                       GENERAL CONDITIONS OF ESCROW - A(1)
                                   EXHIBIT "A"

Notwithstanding  any  terms,  conditions,   or  provisions  contained  in  other
documents executed by the parties to the contrary, these General Conditions of Escrow shall apply to this escrow and the property received hereunder.

1.   CHICAGO TITLE INSURANCE COMPANY is herein referred to as "CTIC."

2. DEPOSITS: All funds will be processed for collection in the normal course of business. No disbursements will be made until the funds deposited have been irrevocably credited to CTIC's account. CTIC may co-mingle funds received by it in escrow with escrow funds of others and may, without limitation, deposit such funds in its custodial or Escrow accounts with any reputable trust company, bank, savings bank, savings association, or their financial services entity, including any affiliate of CTIC. It is understood that CTIC shall be under no obligation to invest the funds deposited with it on behalf of any depositor unless a completed CTIC "Investment of Escrow Funds" form is received and approved by CTIC, nor shall it be accountable for any earnings of incidental benefit attributable to the funds which may be received by CTIC while it holds such funds. Deposits held by CTIC shall be subject to the provisions of Florida Statue
     717. A service charge will be made equal to the greater of the original service charge assessed, or $100.00 for each six (6) month period that the money deposited with CTIC is held beyond the original settlement date.

3. LIMITATIONS OF LIABILITY: Without limitation, unless otherwise caused by its own willful misconduct or gross negligence, CTIC shall not be liable for any loss or damage resulting from the following:

     a. The effect of the transaction underlying this escrow or of any element of the transaction, including without limitation, any failure or delay in the surrender of possession of the property, the rights or obligations of any party in possession of the property, the financial status or insolvency of any party, and any misrepresentation made by any other party.

     b. Any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by CTIC or exchanged by the parties hereunder, whether or not CTIC prepared such instrument.

     c. The default, error, action, or omission of any party to the escrow.

     d. Any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection or while those funds are on deposit in a financial institution if such loss or impairment results from the failure, insolvency, or suspension of a financial institution.

     e. Any defects or conditions of title to any property that is the subject of this escrow, provided, however, that this limitation of liability does not limit or affect the liability of CTIC under any title insurance policy which it has issued or may issue. The parties agree that no title insurance liability is created by this Agreement.

     f. The expiration of any time limit or other consequence of delay, unless a
        properly  executed   settlement   instruction,   accepted  by  CTIC  has
        instructed CTIC to comply with said time limit.

     g. CTIC's compliance with any legal process, subpoena, writ, order, judgment, or decree of any court whether issued with or without jurisdiction and whether or not consequently vacated, modified, set aside, or reversed.

                         CHICAGO TITLE INSURANCE COMPANY
                       GENERAL CONDITIONS OF ESCROW - A(1)
                              EXHIBIT "A" - PAGE 2


4. DEFAULT, NON-PERFORMANCE AND DISPUTES: In the event written notice of a default, non-performance, or dispute is given to CTIC by any party hereto, CTIC will promptly notify all other parties in writing, return receipt requested of such claim. Ten days after receipt of the return receipt by CTIC, the escrowed funds or documents will be released pursuant to the demand unless contrary written instructions are received from any other party(ies) to the Escrow Agreement. If contrary written instructions are received by CTIC before the ten days have elapsed after receipt of the return receipt, CTIC will not disburse funds or deliver any instrument without receipt of a written agreement executed by all parties to the escrow or upon appropriate court order.

     CTIC may  consult  with  counsel  of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder, in good faith, and in accordance with the opinion of such counsel.
CTIC shall not be liable for any mistakes of facts or error in judgment, or any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence, and the parties hereto agree to indemnify and hold CTIC harmless from any claims, demands, causes of action, liability, damages, and/or judgments, including the costs of defending any action against it together with any reasonable attorneys fees incurred therewith, in connection with CTIC's undertaking pursuant to the terms and conditions of the Escrow Agreement.

5.   SETTLEMENT   STATEMENTS:   CTIC  shall  prepare  Settlement  Statements  or
     otherwise account to the parties for all funds received and disbursed hereunder at the time of final settlement and closing of escrow. CTIC shall not be liable for the accuracy of information furnished to it by other persons in the normal course of business, or the failure to adjust items not designated in writing. Signed approval of Settlement Statements or other accounting forms shall constitute the authority to CTIC to disburse funds as shown thereon, and to deliver instruments held in escrow as set forth in the escrow instructions. Upon completion of the disbursement of funds and delivery of instruments, CTIC shall be released and discharged of its escrow obligations hereunder.

6. ATTORNEY'S FEES: In the event of disagreement about the interpretation of the Escrow Agreement or about the rights and obligations or the propriety of any action contemplated by CTIC thereunder, CTIC may, in its sole discretion, file an interpleader action or other appropriate legal action to resolve the disagreement. To that end, all parties hereto agree (a) to indemnify CTIC for all attorneys fees, court costs, and expenses incurred for such action, and (b) to the extent that CTIC holds a fund under the terms of this escrow, CTIC may charge that fund with any such attorneys fees, court costs, and expenses as they are incurred by CTIC as well as any service charges which may be unpaid.

                                   EXHIBIT "C"

                             Surveyor's Certificate
                             SURVEYOR'S CERTIFICATE

Certified to  ____________________________

RE       File #   _________       Drawing No. ___________   Title _____________

The undersigned Registered Land Surveyor (the "Surveyor") hereby certifies that:

1. This survey was prepared from an actual on-the-ground survey of the real property shown hereon (the "Property") and was conducted by the Surveyor or under the Surveyor's supervision.

2. Monuments have been duly located or placed and actually exist at all major corners of the boundaries of the Property and such monuments are located, are of the size, and consist of the materials, as shown on this Survey;

3. The survey and the legal description of the Property, including the point of beginning and all calls, is true, correct, and accurate, is identical to the legal description contained in __________ Title Insurance Company's commitment for title insurance No. ___________, dated _____________ (the "Commitment" and there are no visible discrepancies, conflicts, shortages in area, boundary line conflicts, visible encroachments onto or protruding from the Property, or visible easements or rights-of-way (other than those which exist pursuant to recorded instruments) except as noted hereon.

4. All recorded easements or other instruments or exceptions noted in the Commitment ("Exceptions") and capable of being located have been correctly located hereon and are indicated by official recording information [book and page], and those Exceptions which cannot be located or do not affect the Property are noted hereon either as "blanket" Exceptions that affect the entire Property or as not affecting the Property.

5.  The following,  if they  exist on the  Property,  have been  located on this
Survey:

         a. buildings (labeled as to type, dimensions and gross square footage, and distance from each boundary line);

         b. significant other improvements other than buildings, such as signs, parking areas, or other structures such as fences or walls (labeled as to dimensions and nature of use);

         c. water/gas/sewer mains and telephone/electricity/utility lines (as determined by on site surface observation only);

         d.       water retention or detention ponds;

         e. high water marks, if the Property is located on or contains a body of water;

         f.       interior lot lines; and

         g.       any natural or constructed objects affecting the Property.


                                   EXHIBHT C-1

6. Lines indicating all setback restrictions of record or disclosed by applicable building or zoning codes are drawn hereon and any height or bulk restrictions of record or disclosed by applicable building or zoning codes, if any, are noted hereon and the source for either type of restriction is indicated on this Survey. If no restrictions affect or apply to the Property, a note has been placed hereon to so indicate.

7. If a street address has been assigned for the Property, it is noted on this Survey.

8. A vicinity map is contained on this Survey and such vicinity map shows the Property in reference to nearby public rights-of-way and major street intersections. This Survey shows the names and widths of all rights-of-way bounding the Property and indicates (a) whether such rights-of-way are public or private; (b) by use of arrows drawn to the Property boundary line that there are no gaps between the Property boundaries and the borders of such rights-of-way;
(c) existing curb cut access points to any such rights-of-way which are public; and (d) that the Property has access to and from a public roadway as shown on the Survey. This Survey shows the distance to and location of the nearest intersecting public street or road (if access is by easement or private right of way);

9. Based upon a review of Federal Flood Insurance Rate Maps (or the state or local equivalent if no federal map exists), the Surveyor has determined by scaled map location and graphic plotting only that the Property is not located in a 100 year Flood Plain or in an identified "flood prone area" as defined by the U.S. Department of Housing and Urban Development, pursuant to the Flood Disaster Insurance Rate Map Panel # ___________ dated __________, which such map panel covers the area in which the Property is situated.

10. The  Property  contains approximately _________ acres and currently is zoned
__________________________________________________________________________

11. The name of the owners of the properties adjoining the Property are indicated on this Survey.

12. This Survey meets or exceeds the minimum technical standards established pursuant to the laws of the state in which the Property is located.

13. This is to certify that this map or plat and the survey on which it is based were made (i) in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA and ACSM in 1997, and includes items 1, 2, 3, 4, 6, 7, 8, and 10 of the Table A thereof, and (ii) pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of this certification) of a (n) __________ [insert "Urban", "Suburban," "Rural," or "Mountain/Marshland" here] Survey.

Signature _________________________ Registered Land Surveyor No. _______________

Address _____________________________________________________________________

Phone: ______________________               Fax __________________________


                                   EXHIBIT C-2

                                   EXHIBIT "D"

                             COVENANT NOT TO COMPETE



         THIS COVENANT NOT TO COMPETE is made and entered into as of the _____ day of ________, 1999, by and between KE ACQUISITION CORP., a Delaware corporation ("Seller"), KAWASAKI LEASING (USA), INC. a Delaware corporation ("Shareholder") and CHURCHILL DOWNS INCORPORATED, a Kentucky corporation ("Buyer").

         W I T N E S S E T H:

         WHEREAS, Seller and Buyer entered into a Stock Purchase Agreement dated as of January 21, 1999 (the "Agreement") pursuant to which Seller agreed to sell and transfer to Buyer all of the issued and outstanding shares of Calder Race Course, Inc. a Florida corporation ("Calder") and Tropical Park, Inc., a Florida corporation ("Tropical Park") (Calder and Tropical Park are, collectively, the "Corporations").

         WHEREAS, as a material inducement for Buyer to enter into the Agreement, Shareholder agreed to execute this Covenant not to Compete;

         WHEREAS, Seller and Shareholder have extensive knowledge of and expertise in the business conducted by the Corporations (the "Business");

         WHEREAS, capitalized terms not otherwise defined herein will have the meanings ascribed to such terms in the Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. NONCOMPETITION. For a period of three years from the date of this Covenant not to Compete, Seller and Shareholder shall not except as set forth below, directly or indirectly, [i] own, manage, operate, join, have an equity interest in, control or participate in the ownership, management, operation or control of, any corporation, partnership or other business entity which engages in gaming or horse racing in the continental United States of America, or [ii] recruit or solicit, or attempt to recruit or solicit, any employees of Buyer, the Corporations or any of their affiliates. At no time during or after the term of this Covenant not to Compete shall Seller or Shareholder divulge, furnish, or make accessible to anyone any knowledge or information about the Corporations or the business or operations of the Corporations (not otherwise in the public domain or except as required by law or order of any governmental authority).

         The foregoing covenant on the part Seller and Shareholder is not intended to, and shall not, restrict the ability of Shareholder (and Seller, if appropriate), and their respective affiliates, to make loans in the ordinary course of their business of extending credit to third parties, which loans are secured, in whole or in part, directly or indirectly, by interest in corporations, partnerships or other business entities which engage in gaming or horse racing in the Continental United States of America, nor shall such foregoing covenant impair the ability of Seller,

Shareholder or their respective affiliates to enforce any such collateral pledge, and thereby, directly or indirectly, become the owner, manager, operator or otherwise have an equity interest in, control or participate in the ownership, management, operation or control of a corporation, partnership or other business entity which engages in gaming or horse racing in the Continental United States of America.

         2. REFORMATION. If the agreement set forth in Paragraph 1 would otherwise be determined to be invalid or unenforceable by a court of competent jurisdiction, the parties intend and agree that such court shall exercise its discretion in reforming the provisions of this Agreement to the end that Seller and Shareholder shall be subject to a covenant not to compete with Buyer and the Corporations which is reasonable under the circumstances and enforceable by Buyer and the Corporations.

         3. REMEDIES. It is agreed that no adequate remedy at law exists for the parties for violation of this Covenant not to Compete, and that this Covenant not to Compete may be enforced by any equitable remedy, including specific performance and injunction, without limiting the right of the nonbreaching party to proceed at law to obtain such relief as may be available to it.

                  a. The construction, interpretation, validity and performance of this Covenant not to Compete shall be governed by the laws of the State of Florida.

                  b. In the event any written notice is required by this Covenant not to Compete, the giving of such notice in the manner and to the address of the party set forth in the Agreement to whom such notice is required to be given shall constitute giving of written notice for all purposes hereof. The address of Shareholder for purposes of this Covenant Not To Compete shall be as follows:

                          Kawasaki Leasing (USA), Inc.
                      660 South Figueroa Street, Suite 1720
                          Los Angeles, California 90017
                                 Attn: President
                                 (213) 622-5966
                              (213) 622-6252 (Fax)

                  c. The failure of any of the parties to enforce any provision of this Covenant not to Compete cannot be construed to be a waiver of such provision or of the right thereafter to enforce the same, and no waiver of any breach shall be construed as an agreement to waive any subsequent breach of the same or any other provisions.

                  d. This instrument contains the entire agreement between the parties hereto with respect to the subject matter hereof and incorporates by reference the provisions of the Agreement, and no prior or collateral promises or conditions in connection with or with respect to the subject matter hereof not incorporated herein shall be binding upon the parties hereto.

                  e. No modification, extension, renewal, rescission, termination or waiver of any of the provisions contained herein or any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon any of the parties unless made in writing and duly executed by the parties or their authorized representative.

                  f. This Covenant not to Compete shall bind and inure to the benefit of the parties hereto and the Corporations and the respective successors and assigns of the parties hereto and the Corporations.

                  g. This Covenant not to Compete may be executed in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  h. The section and paragraph headings contained in this Covenant not to Compete are for reference purposes only and shall not affect in any way the meaning or interpretation of this documents.

         IN WITNESS WHEREOF, the parties hereto have executed this Covenant not to Compete as of the date first written above.



         "Seller"                     KE ACQUISITION CORP.



                                      By _______________________________

                                      Title ______________________________


         "Buyer"                      CHURCHILL DOWNS INCORPORATED


                                      By _______________________________

                                      Title ______________________________


         "Shareholder"                KAWASAKI LEASING (USA), INC.

                                      By _______________________________

                                      Title ______________________________

                                   EXHIBIT "E"

                     Form of Opinion from Isicoff and Ragatz


                                    EXHIBIT E

                              [ON FIRM LETTERHEAD]

                      [to be dated as of the closing date]



Calder Race Course, Inc.
Address:_____________
_____________________

         Att:     Michael Abes

         Re: Calder Race Course, Inc., a Florida corporation and Tropical Park, Inc., a Florida corporation

Ladies and Gentlemen:

         We have  acted as  counsel  to  Calder  Race  Course,  Inc.,  a Florida corporation ("Calder") and Tropical Park, Inc., a Florida corporation ("Tropical") (Calder and Tropical shall hereinafter be collectively referred to as the "Corporations"), on specific legal matters. This opinion letter is furnished to you pursuant to your request.

         In rendering the following opinions, we have relied, with your approval, as to factual matters that affect our opinions, solely on our examination of the corporate minute books of Calder and Tropical provided to us [certificate from ___________] and those contracts listed on Exhibit A hereto. We have made no independent verification of facts asserted to be true and correct in those documents. Further, the opinions set forth below are limited to those matters as to which we have been consulted by the Corporations and as to which we have given substantive legal attention.

         We do not express any opinion concerning any laws other that the law of Florida and the Federal law of the United States.

         Based  on  the  foregoing,   and  subject  to  the  qualifications  and
limitations stated in this letter and in the Report, we are of the opinion that:

                  (a) Each of the Corporations has been incorporated under the Florida Business Corporation Act and their status is active. The Corporations have the corporate power to conduct their respective business.

                  (b) The execution and delivery of the that certain Stock Purchase Agreement by and between Churchill Downs Incorporated, a Kentucky corporation and KE Acquisition Corp., a Delaware corporation dated January _____, 1999 (the "Stock Purchase Agreement") does not (i) violate the Articles of Incorporation or Bylaws of the Corporations, (ii) except as set forth in the Stock Purchase Agreement, constitute a breach of or a default under any material

Calder
Page 2

                           written agreement to which, to our knowledge without independent inquiry or investigation, the
                           Corporations are a party or by which, to our knowledge without independent inquiry or investigation, the Corporations are bound, or (iii) to our knowledge, without independent inquiry or investigation, violate any judicial or administrative decree, writ, judgment or order in which the Corporations are named or to which any of the Corporations is a party.

                  (c) Calder's authorized capitalization consists of 800,000 shares, $0.25 par value per share, of which 667,440 common shares are issued and outstanding and 190 preferred shares, $1.00 par value per share of which no preferred shares are issued and outstanding. KE Acquisition Corp., a Delaware corporation ("Shareholder") is the record owner of 667,440 of the shares issued and outstanding common stock of Calder. The outstanding common shares of Calder have been duly authorized and validly issued and are fully paid* and nonassessable.

                  (d) Tropical's authorized capitalization consists of 1,000 common shares, no par value, of which 195 common shares are issued and outstanding. Shareholder is the record owner of 195 of the shares of issued and outstanding common stock of Tropical. The outstanding common shares of Tropical have been duly authorized and validly issued and are fully paid* and nonassessable.

                  When reference is made in this opinion to "knowledge" or to what is "known to us", it means the actual knowledge attributable to our representation of the Corporations of only those shareholders and associates who have given substantive attention to the client's representation.

                  This opinion is furnished to the addressee by us as counsel for the Corporations and is solely for the benefit of the addressee. This opinion may not be relied upon by any other person without our prior written consent.

                                          Sincerely yours,
                                          ISICOFF & RAGATZ, P.A.



                                          Eric D. Isicoff,
                                          For the Firm

*[This will require a certification from officer of Calder and Tropical that no consideration for the shares remains unpaid.]

                                   EXHIBIT "F"

            Matters to be addressed in the Opinion to be delivered by
                          Sonnenschein Nath & Rosenthal


1. Shareholder is a corporation validly existing and in good standing under the laws of the State of Delaware.

2. The execution and delivery of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Shareholder. The Stock Purchase Agreement has been duly executed and delivered by Shareholder and constitutes the legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to [i] applicable bankruptcy, insolvency, reorganization, fraudulent conveyancing, preferential transfer, moratorium or similar laws of general application and court decisions affecting the rights of creditors; and [ii] general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including concepts of good faith, fair dealing, commercial reasonableness and unconscionability. Shareholder has all requisite corporate power and authority to enter into and perform its obligations under the Stock Purchase Agreement.

3. The execution of delivery of the Guaranty by Guarantor has been duly authorized by all necessary corporate action on the part of Guarantor. The Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyancing, preferential transfer, moratorium or similar laws of general application and court decisions affecting the rights of creditors; and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including concepts of good faith, fair dealing, commercial reasonableness and unconscionability. Guarantor has all requisite corporate power and authority to enter into and perform its obligations under the Guaranty.

4. The execution and delivery of the Covenant Not To Compete by Shareholder and Guarantor has been duly authorized by all necessary corporate action on the part of Shareholder and Guarantor. Each of Shareholder and Guarantor has all requisite corporate power and authority to enter into and perform its obligations under the Covenant Not To Compete.

5. Each consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Shareholder required to be made or obtained by Shareholder in connection with the execution, delivery or performance of the Stock Purchase Agreement by Shareholder has been made or obtained by Shareholder.

6. The execution and delivery of the Stock Purchase Agreement and the performance by Shareholder of its obligations under the Stock Purchase Agreement do not [i] violate the articles of incorporation or bylaws of Shareholder; [ii] except as set forth in the Stock Purchase Agreement, constitute a breach of or a default under any material written agreement to which, to our knowledge, Shareholder is a party or by which, to our knowledge,

Shareholders is bound; or [iii] to our knowledge, violate any judicial or administrative decree, writ, judgment or order in which Shareholder is named or to which Shareholder is a party.

                                   EXHIBIT "G"


          Matters to be addressed in opinion of Gray, Harris & Robinson



            "Subject to the filing by Buyer of the applications required to be filed in accordance with Section 3.3.4 of the Agreement, each consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to the Corporations required to be made or obtained by the Corporations in connection with the execution, delivery or performance of the Stock Purchase Agreement by Shareholder or the consummation of the transactions contemplated thereby by Shareholder has been made or obtained by the Corporations."




                                    EXHIBIT G

                                   EXHIBIT "H"

                                LIMITED GUARANTY



         THIS  GUARANTY is made as of January  __,  1999,  by  Kawasaki  Leasing
(USA), Inc., a Delaware corporation ("Guarantor"), for the benefit of Churchill Downs Incorporated, a Kentucky corporation ("Churchill").

                                    RECITALS:


         WHEREAS, KE Acquisition Corp., a Delaware corporation ("KEA"), is the owner of 100% of the outstanding shares (the "Stock") of Calder Race Course, Inc., a Florida corporation ("Calder") and Tropical Park, Inc., a Florida corporation ("Tropical") (Calder and Tropical are, collectively, the "Corporations"), which Corporations are the owners and operators of that certain race course commonly known and referred to as "Calder Race Course" which is comprised of approximately 200 acres of real property, together with race tracks, stables, office and support facilities located thereon.

         WHEREAS, Churchill desires to purchase from KEA, and KEA desires to sell to Churchill, all of the Stock together with all other right, title and interest of KEA in the business operated by the Corporations as more particularly set forth in that certain Stock Purchase Agreement dated as of January __, 1999 by and between KEA as "Shareholder" and Churchill as "Buyer" (as it may be hereafter amended by Churchill or KEA the "Agreement"). Capitalized terms used in this Guaranty which are not otherwise expressly defined herein shall have the meaning set forth for such terms under the Agreement;

         WHEREAS, as a condition to the obligations of Churchill to purchase the Stock pursuant to the Agreement, KEA is required to deliver to Churchill at Closing the Guaranty of Guarantor on the terms set forth here, and in the absence of the delivery of such Guaranty, Churchill has the right to elect not the purchase the Stock in accordance with the Agreement;

         WHEREAS, Guarantor is the sole shareholder of KEA and in that capacity expects to derive substantial benefit from the Agreement and accordingly desires that Churchill purchase the Stock from KEA in accordance with the terms of the Agreement;

         NOW, THEREFORE, in consideration of the above recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an essential inducement to Churchill to purchase the Stock from KEA in accordance with the terms of the Agreement, Guarantor hereby agrees as follows:

                                   Article I.

                               GENERAL PROVISIONS

         Section 1.01 GUARANTY. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Churchill, and its successors and permitted assigns under Section 26 of the Agreement the due, prompt and punctual (i) payment by KEA to Churchill of any amounts owing by KEA to Churchill as indemnification payments due with respect to claims made within the time period, if any, for such claim as set forth in the Agreement and otherwise payable in accordance with the terms set forth in Section 7.16.8, 7.16.11, Section 22 or Section 25 of the Agreement and (ii) performance by KEA of the obligations of KEA set forth in Sections 7.16.2, 7.16.3, 7.16.4, 7.16.7, 7.16.8, 7.16.11, 20, 29 and Section 30
of the Agreement up to a maximum liability of Guarantor to Churchill under this Guaranty of Ten Million Dollars (i) and (ii) being collectively and severally referred to herein as the "Guaranteed Obligations").

         Section 1.02 NATURE OF GUARANTOR'S OBLIGATIONS. This Guaranty is a guaranty of payment and not of collectibility. Separate action or actions may be brought and prosecuted against Guarantor whether or not such action or actions are brought or prosecuted against KEA and whether or not KEA is joined in any such action or actions. Guarantor's obligations hereunder are independent of, and not in consideration of or contingent upon, the existence of any other guaranty of any or all of the Guaranteed Obligations, and the release or cancellation of any such other guaranty shall not affect Guarantor's obligations hereunder.

Guarantor unconditionally and irrevocably waives each and every defense which, under principles of guaranty or suretyship law, would operate to impair or diminish the liability of Guarantor hereunder. Without limiting the foregoing, Guarantor agrees that the liability of Guarantor hereunder shall not be diminished or impaired by any of the following (all of which may be done by Churchill without notice to Guarantor): (i) any extension, modification, indulgence, compromise, settlement or variation of the terms of any of the Guaranteed Obligations; (ii) the voluntary or involuntary discharge or release of any of the Guaranteed Obligations, or of KEA, by reason of bankruptcy or insolvency laws or otherwise; (iii) the acceptance or release, with or without substitution, by Churchill of any collateral security or other guaranty, or any settlement, compromise or extension with respect to any collateral security or any guaranty; (iv) the application or allocation by Churchill of payments, collections or credits on any portion of the Guaranteed Obligations, regardless of what portion of the Guaranteed Obligations remain unpaid; or (v) the making of a demand, or absence of demand, for payment of the Guaranteed Obligations or giving, or failing to give, any notice of dishonor or protest or any other notice.

Guarantor unconditionally waives: (i) any subrogation to the rights of Churchill against KEA, until all of the Guaranteed Obligations have been satisfied or performed in full; and (ii) any acceptance of this Guaranty.

                                   Article II.

                         REPRESENTATIONS AND WARRANTIES

         Guarantor hereby makes the following representations and warranties, which shall be deemed to be continuing representations and warranties so long as the Agreement remains in existence and/or any Guaranteed Obligation remains unpaid:

         Section 2.01 GUARANTY AUTHORIZED. Guarantor's execution, delivery and performance of this Guaranty do not require the consent or approval of any body or governmental authority and are not in contravention of or in conflict with any law or regulation and this Guaranty will upon its execution and delivery by Guarantor be the valid, legal and binding obligation of Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, receivership, reorganization, liquidation, arrangement or any similar laws affecting the enforcement of creditors' rights and applicable principles of equity.

         Section 2.02 NO CONFLICT. The execution, delivery and performance of this Guaranty are not in contravention of or in conflict with any agreement, indenture or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor's property may be bound or affected and do not cause any security interest, lien or other encumbrance to be created or imposed upon any such property by reason thereof.

         Section 2.03 ACCURACY OF INFORMATION. All information submitted by or on behalf of Guarantor to Churchill in connection with this Guaranty is true and correct as of the date hereof and no act or event has occurred which could materially and adversely affect Guarantor or which could impair the validity, effectiveness or enforceability of, or impair Guarantor's ability to perform its obligations under, this Guaranty.

         Section 2.04 LITIGATION. There is no action, suit or proceeding pending or, to the best of Guarantor's knowledge and belief, threatened against or affecting Guarantor or Guarantor's properties which could impair the validity, effectiveness or enforceability of, or impair Guarantor's ability to perform Guarantor's obligations under, this Guaranty, whether said action, suit or proceeding is in law or equity or before or by any governmental authority.

         Section 2.05 COMPLIANCE. Guarantor is in compliance with all applicable laws and with each order, writ, injunction, decree and demand applicable to Guarantor issued by any judicial or governmental authority.

                                  Article III.

                                  MISCELLANEOUS

         Section 3.01 SURVIVAL OF WARRANTIES. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty.

         Section 3.02 NONWAIVER OF REMEDIES. No waiver of any breach of or default under any provision of this Guaranty shall constitute or be construed as a waiver by Churchill of any subsequent breach of or default under that or any other provision of this Guaranty. No provisions of this Guaranty or right of Churchill hereunder can be waived nor can Guarantor be release from Guarantor's obligations hereunder except by a writing duly executed by Churchill.

         Section 3.03 REMEDIES NOT EXCLUSIVE. Each remedy herein given shall be cumulative with and in addition to every other remedy given herein or now or hereafter otherwise available at law, in equity or by statute.

         Section 3.04 NOTICES. All notices, requests, consents, demands and other communications required or permitted to be given or made in connection with this Guaranty shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, and shall be deemed to be given on the day such writing is delivered to the intended recipient in accordance with the provisions of this Section. All notices, requests, consents, demands and other communications shall be given to the respective parties at their respective addresses (or telecopier numbers) set forth below:

         Guarantor:

                  Kawasaki Leasing (USA), Inc.
                  660 South Figueroa Street
                  Suite 1720
                  Los Angeles, CA 90017
                  Telecopier No. (213) 622-6252

         Churchill:

                  Churchill Downs Incorporated
                  700 Central Avenue
                  Louisville, Kentucky 40208
                  Telecopier No. (502)  636-4439


         Section 3.05 SEVERABILITY. In case any provision in this Guaranty shall be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Guaranty and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

         Section 3.06 HEADINGS. Headings of the articles and sections of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.

         Section 3.07 MODIFICATIONS. This Guaranty cannot be changed, modified or supplemented except in a writing signed by the party against whom enforcement of such change, modification or supplement is sought.

         Section 3.08 APPLICABLE LAW. This Guaranty is and shall be governed by and be construed according to the laws of the State of California.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first set forth above.

                                   Guarantor:

                                   KAWASAKI LEASING (USA), INC.




                                   By:_______________________________
                                   Its:______________________________

[The parties continue to have outstanding the issue of the guaranty to be provided with respect to the indemnification by KEA with regard to the environmental representations and warranties of KEA.]

                                   EXHIBIT "I"


                            KAWASAKI ENTERPRISES INC.
                      River Kuramae Bldg., 2-17-4, Kuramae
                         Taito-ku, Tokyo 111-8654, JAPAN
                                 81-3-3864-4339

                                ______________, 1999



Churchill Downs Incorporated
700 Central Avenue
Louisville, Kentucky 40208


          Re:           CALDER RACE COURSE


Dear Sirs:

         Please be advised that by this letter, the undersigned, an affiliate of Kawasaki Leasing (USA), Inc., covenants and agrees to maintain funds in Kawasaki Leasing (USA), Inc. sufficient to meet actual claimed guaranty obligations pursuant to that certain guaranty agreement of __________, 1999 by and between Kawasaki Leasing (USA), Inc. and Churchill Downs Incorporated, (the "Guaranty") and arising with respect to certain obligations of KE Acquisition Corp. ("KEA") to Churchill Downs Incorporated ("Churchill") arising under that certain Stock Purchase Agreement dated as of January 21, 1999 with respect to the sale by KEA to Churchill of all of the issued and outstanding shares of Calder Race Course, Inc. and Tropical Park, Inc. (the "Underlying Transaction"). No other obligation or liability, direct or indirect, is undertaken by the undersigned with respect to the Guaranty or the Underlying Transaction.

         The undersigned acknowledges that Churchill will rely upon this letter in connection with the acceptance of the Guaranty by Churchill in the Underlying Transaction.

                                           Very truly yours,

                                           KAWASAKI ENTERPRISES INC.



                                           By:____________________________
                                           Its:___________________________